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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DNB Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4 Brandywine Avenue
Downingtown, Pennsylvania 19335-0904
610-269-1040

NOTICE OF ANNUAL MEETING
To Be Held on April 25, 2018

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of the Shareholders of DNB Financial Corporation, will be held on Wednesday, April 25, 2018, 10:00 a.m. prevailing time, at the Downingtown Country Club, located at 85 Country Club Drive, Downingtown, PA 19335 for the following purposes:

  (1)
  To elect four Class "B" directors to serve for three years or until their successors have been elected and qualified; and

  (2)
  To approve an advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation; and

  (3)
  To ratify the appointment of BDO USA, LLP as the registered public accounting firm for the fiscal year ending December 31, 2018; and

  (4)
  To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

        Shareholders of record at the close of business on March 2, 2018 are entitled to notice of and to vote at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Gerald F. Sopp, Corporate Secretary

Downingtown, Pennsylvania
March 23, 2018

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before voting occurs.

DNB FINANCIAL CORPORATION
PROXY STATEMENT
2018 ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of DNB Financial Corporation, a Pennsylvania corporation, also called DNB, the Company or the Corporation, for use at our 2018 annual meeting to be held on Wednesday, April 25, 2018, and at any adjournment or postponement thereof, referred to in this proxy statement as the annual meeting. The annual meeting will be held on Wednesday, April 25, 2018, 10:00 a.m. prevailing time, at the Downingtown Country Club, located at 85 Country Club Drive, Downingtown, PA 19335.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

        We sent you this proxy statement and the accompanying proxy card because the Board of Directors of DNB Financial Corporation is soliciting your proxy to vote at the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the accompanying proxy card. You may also vote by telephone or electronically via the Internet.

        We mailed this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, on or about March 23, 2018, to all shareholders of record entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

        To be able to vote, you must have been a shareholder on March 2, 2018, the record date on which we determined shareholders entitled to notice of, and to vote at, the annual meeting (the "Record Date").

        Shareholder of Record: Shares Registered in Your Name.    If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card or you may also vote by telephone or electronically via the Internet to ensure your vote is counted.

        Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent.    If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the annual meeting.

        As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

        The shareholders will be asked to consider and vote upon the following matters at the annual meeting:

  1.
  The election of four Class "B" members of the Board of Directors to serve until our 2021 annual meeting; and

  2.
  An advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation; and

  3.
  The ratification of the selection by the Audit Committee of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018; and

  4.
  Such other business as may properly come before the Annual Meeting and any adjournment thereof.

How many votes do I have?

        Each holder of common stock is entitled to one vote per share held. There is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only 1 vote for each nominee. For example, if a shareholder owns 10 shares of Common Stock and nominations have been made for four director positions, he or she may cast up to 10 votes for each of the four positions to be elected. As of the Record Date, a total of 4,290,827 shares of common stock were outstanding and therefore 4,290,827 votes may be cast on each matter at the annual meeting.

What is a quorum?

        For a proposal to be considered at the annual meeting, a quorum must be present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter will constitute a quorum for purposes of considering such matter. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At the close of business on the Record Date, there were 4,290,827 shares outstanding and entitled to vote.

        Abstentions and "broker non-votes" (that is, shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote in person at the meeting. If there is no quorum, the chairperson of the meeting, or a majority of the votes present at the meeting, may adjourn the meeting to another date. A meeting called for the election of directors may be adjourned for periods of not more than 15 days as a majority of shareholders present in person or by proxy may decide. If a meeting to elect directors is adjourned twice, those who attend the second adjourned meeting will be a quorum for the purpose of electing directors, even though they are less than a normal quorum.

        At any adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which might have been transacted at the original meeting if a quorum had been present.

What vote is required for each item?

  •
  For the election of directors, the candidates receiving the highest number of FOR votes, in person or by proxy, up to the number of directors to be elected, shall be elected.

  •
  To be approved, the advisory (non-binding) "Say On Pay" resolution concerning executive officer compensation must receive a FOR vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

  •
  To be approved, the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018, must receive a FOR vote from a majority of the votes cast in person or by proxy by all shareholders entitled to vote on that matter.

How do I vote?

        For the election of directors, you may either vote FOR each of the four nominees or you may WITHHOLD your vote for any nominee you specify. For proposal 2 and proposal 3 to be voted on, you may vote FOR or AGAINST or ABSTAIN from voting. The procedures for voting are as follows.

        Shareholder of Record: Shares Registered in Your Name.    If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

        To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

        To vote by proxy, simply complete, sign, and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. You may also vote by calling 1-800-652-VOTE (8683) using a touch-tone phone or you may also vote electronically via the Internet by going to www.investorvote.com/DNBF where you can vote after you enter your Control Number which can be found on your proxy card. You can vote by telephone or via the Internet anytime prior to 1:00 a.m. Eastern Time, April 25, 2018. On-line Annual Meeting Materials can be found at https://www.investorvote.com/DNBF.

        Beneficial Owner: Shares Registered in the Name of Broker, Bank, or Other Agent.    If your shares are held in "street name," that is, your shares are held in the name of a brokerage firm, bank, or other nominee, in lieu of a proxy card you should receive a voting instruction form from that institution by mail. Simply complete and mail the voting instruction card to ensure that your vote is counted. The voting instruction form should indicate whether the institution has a process for beneficial holders to vote over the Internet or by telephone. A large number of banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online program, which provides eligible shareholders the opportunity to vote over the Internet or by telephone (see www.broadridge.com). The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, April 24, 2018.

        If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the postage-paid envelope provided. Shareholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

        If you are a registered holder, you may also vote your shares in person at the annual meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (for example, your broker) and bring it with you to the annual meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual meeting.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted FOR the election of the four nominees for director in Class "B", FOR the advisory (non- binding) "Say On Pay" resolution concerning the Corporation's executive officer compensation, and FOR the ratification of the selection of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, then one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

What if I receive more than one proxy card or voting instruction form?

        If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date, and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated, and timely returned will be counted in the quorum and voted.

Who will count the votes and how will my vote(s) be counted?

        Votes will be counted by the judge of elections appointed for the annual meeting. The judge of elections will separately count FOR and WITHHOLD for the election of each director. The judge of election will count FOR and AGAINST votes for proposal 2 and proposal 3. The judge of elections will also count any abstentions, and broker non-votes on each matter. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions and broker non-votes will have no effect on the outcome of the election of a director or any other proposal.

        If your shares are held by your broker, bank, or other agent as your nominee (that is, in "street name"), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank, or other agent to vote your shares. If you do not give instructions, your broker, bank, or other agent may vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the NASDAQ Capital Market, such as the vote for our independent registered public accounting firm.

Can I change my vote after I have voted?

        Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  1.
  You may submit another properly completed proxy with a later date.

  2.
  You may send a written notice that you are revoking your proxy to our Corporate Secretary at 4 Brandywine Avenue, Downingtown, Pennsylvania 19335.

  3.
  You may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

        If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by them.

How may I communicate with the board of directors?

        The Board of Directors provides a process for shareholders to send communications to the Board. Please address any shareholder proposals or notices of proposals, any nominations for director, and any shareholder communications to our board of directors, in writing to our Corporate Secretary at 4 Brandywine Avenue, Downingtown, Pennsylvania 19335. The Corporate Secretary will relay shareholder communications to board members.

Who will bear the cost of soliciting proxies?

        We will bear the entire cost of the solicitation of proxies for the annual meeting, including the preparation, assembly, printing, and distribution of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. We have engaged Georgeson to aid in the solicitation of proxies, for which we will pay a fee of approximately $3,500, plus reimbursement of expenses. The original solicitation of proxies may also be supplemented by solicitation by personal contact, telephone, facsimile, email, or any other means by our directors, officers, or employees, to whom no additional compensation will be paid for any such services.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the annual meeting. The final voting results will be reported on Form 8-K to the Securities and Exchange Commission within four business days of the annual meeting.

What is the recommendation of the board of directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors.

        The board of directors recommends a vote FOR Proposal No. 1, to elect Peter R. Barsz, James R. Biery, Thomas A. Fillippo, and G. Daniel O'Donnell as Class "B" directors to serve until the 2021 annual meeting of shareholders or until their successors are duly elected and qualified.

        The board of directors recommends a vote FOR Proposal No. 2, regarding the advisory (non-binding) "Say On Pay" resolution concerning the Corporation's executive officer compensation.

        The board of directors also recommends a vote FOR Proposal No. 3, to ratify our appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote in accordance with their best judgment.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

How and when may I submit a shareholder proposal for the 2019 Annual Meeting of Shareholders?

        If you wish to present a proposal for consideration at our 2019 annual meeting and you want the proposal to be included in our proxy statement and form of proxy card for that meeting, you must send written notice of the proposal to our Corporate Secretary so that we receive it at our principal executive offices no later than November 23, 2018, which is the month and day that is 120 calendar days before the one year anniversary of the date that we first sent this proxy statement to shareholders. The proposal must comply with the requirements of SEC Rule 14a-8, and we can exclude a proposal in the types of cases described in Rule 14a-8.

        Whether or not you want us to include a proposal in our proxy statement, our bylaws require that, if you want a proposal to be eligible for consideration at our 2019 annual meeting, you must give written notice of the proposal to our Corporate Secretary no later than January 24, 2019 (ninety days before April 24, 2019, the scheduled date of our 2019 annual meeting), including:

  (a)
  a brief description of the proposal, why you are presenting it and why it should be adopted;

  (b)
  your name and address as they appear on our shareholder records;

  (c)
  the class and number of our shares you own, in your name or beneficially in another name; and

  (d)
  any material interest you have in connection with the proposal or its adoption.

        The chairperson of the meeting may determine whether a proposal was made in accordance with this required procedure. If the chairperson decides that the proposal was not made in accordance with this procedure, the chairperson will state that to the meeting and the defective proposal will be disregarded and laid over for action at the next shareholder meeting that is held at least 30 days after the meeting where the proposal was rejected for this reason.

        If a shareholder proposal is presented to the 2019 annual meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, prior to the close of business on February 06, 2019, which is the date in 2019 that is the month and day that is 45 days before the one year anniversary of the date that we first sent this proxy statement to shareholders. Pursuant to SEC Rule 14a-4(c) (2), if we receive timely notice of a proposal, our management proxies may still exercise discretion to vote on a matter if permitted by that rule and if we include it in our proxy statement for the meeting, a description of the matter and how the management proxies intend to exercise their discretion to vote on the matter.

How and when may I nominate a director for consideration at the 2019 Annual Meeting of Shareholders?

        If you want to nominate a candidate for election as a director, you must notify our Corporate Secretary in writing no later than January 24, 2019, which is ninety days before April 24, 2019, the scheduled date of our 2019 annual meeting. If you want our Nominating & Corporate Governance Committee to fully consider your nominee and consider whether the Committee should nominate the nominee, you must notify us no later than November 23, 2018. Your notification must contain the following information to the extent you know it:

  (a)
  the proposed nominee's name and address;

  (b)
  the proposed nominee's age;

  (c)
  the proposed nominee's principal occupation;

  (d)
  the number of our shares the proposed nominee owns;

  (e)
  the total number of shares you expect to be voted for the proposed nominee;

  (f)
  your name and residence address; and

  (g)
  the number of our shares you own.

        If a nomination you make is not made according to these procedures, our bylaws require it to be disregarded by the presiding officer of the meeting, and votes cast for the nominee will be disregarded by the judges of election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 12, 2018 by:

  •
  each person, group or company that, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; and

  •
  each of our directors and named executive officers; and

  •
  all of our executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner(5)	Total Beneficial Ownership (1,2,3)	Sole Voting and Investment Power (2)	Shared Voting and Investment Power (3)	Percent of Class (4)
Peter R. Barsz	1,176	393	783	0.03%
James R. Biery	13,602	13,602	—	0.31%
Thomas A. Fillippo	46,690	27,337	19,353	1.07%
Gerard F. Griesser	27,830	22,542	5,288	0.64%
William J. Hieb	50,052	48,341	1,711	1.16%
Mildred C. Joyner	19,516	19,516	—	0.45%
Mary D. Latoff	72,877	27,591	45,286	1.68%
Vince Liuzzi	8,150	8,150	—	0.19%
Christopher P. McGill	48,977	6,292	42,685	1.13%
John F. McGill, Jr. (6)	101,114	101,114	—	2.33%
Bruce E. Moroney	24,113	12,451	11,662	0.55%
Charles A. Murray (7)	87,260	87,260	—	2.01%
G. Daniel O'Donnell (8)	29,528	29,528	—	0.68%
Gerald F. Sopp	22,976	22,976	—	0.53%
James H. Thornton	31,070	31,070	—	0.71%
DNB First Investment Management & Trust	25,119	13,549	11,570	0.59%
DNB First 401(k) Plan	144,043	144,043	—	3.36%
Directors & Executive Officers as a group (15 Persons)	584,931	458,163	126,768	13.49%
Principal Shareholders (not otherwise named above)
Banc Funds Company, LLC (9)	222,167	222,167	—	5.23%
20 North Wacker Drive, Suite 300 Chicago, IL 60606-3105
(1)
Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. Unless otherwise indicated, each person named in the table has sole voting and investment power.

(2)
Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 2,100 shares each for Messrs. Fillippo, Thornton and Ms. Joyner and 3,000 shares for Mr. Moroney and 9,300 total shares for all Directors and Executive Officers as a group. The amounts in this column includes restricted stock that will vest on December 17, 2018 amounting to 450 shares each for Messrs. Biery, Fillippo, Griesser, Thornton and Ms. Joyner, as well as 1,800 and 500 shares for Mr. Liuzzi and Mr. Moroney, respectively. The amounts in this column includes restricted stock that will vest on December 16, 2018 amounting to 450 shares each for Messrs. Biery, Fillippo, Griesser, Thornton and Ms. Joyner, as well as 2,000 and 460 shares for Mr. Liuzzi and Mr. Moroney, respectively. The amounts in this column includes restricted stock that will vest on December 21, 2019 amounting to 500 shares each for Messrs. Biery, Fillippo, Griesser, J. McGill, Murray, O'Donnell and Mss. Joyner and Latoff, as well as 1,000 shares each for Messrs. Thornton and Moroney. The amounts in this column includes restricted stock that will vest on November 30, 2019 amounting to 2,400 shares each for Messrs. Liuzzi and C. McGill. The amounts in this column includes restricted stock that will vest on August 4,

  2019 amounting to 540 shares for Mr. Moroney. The amounts in this column includes restricted stock that will vest on January 24, 2021 amounting to 1,500 shares for Mr. Hieb, 1,200 shares for Mr. Sopp, 500 shares each for Messrs. Biery, Fillippo, Griesser, J. McGill, Murray, O'Donnell, Thornton and Mss. Joyner and Latoff, as well as 900 shares each for Messrs. Liuzzi and C. McGill. The amounts in this column include 29,600 total shares for all Directors and Executive Officers as a group.

(3)
Ms. Joyner disclaims beneficial ownership of 2,754 shares owned by her spouse. Mr. Griesser disclaims beneficial ownership of 2,122 shares owned by his spouse.

(4)
In computing the number of shares beneficially owned by a person listed above and the percentage ownership of such person, shares of common stock underlying options or restricted stock held by each such person that are exercisable or convertible within 60 days of March 12, 2018 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

(5)
Unless otherwise disclosed, the address for such Beneficial Owner is 4 Brandywine Avenue, Downingtown, PA 19335.

(6)
Includes 65,697 shares held in Mr. McGill's IRAs and 1,722 shares in the John F. McGill Trust for which Mr. McGill is a trustee.

(7)
Includes 16,405 shares held in Mr. Murray's IRAs.

(8)
Includes 18,685 shares held by Penn Avenue Investments LLC, a limited liability company controlled by Mr. O'Donnell.

(9)
Share total as of December 31, 2017, as reported on Schedule 13G by such shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities Exchange Commission. The Securities Exchange Commission requires officers, directors, and greater- than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4, and 5 they file. Based solely on a review of Forms 3, 4 and 5 filed during or with respect to 2017, and written representations from the applicable reporting persons, we believe that all of our officers and directors complied with all their applicable filing requirements during the fiscal year ended December 31, 2017.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

General

        Our Board of Directors currently consists of eleven members. The directors are divided into three classes, with each class serving on the Board of Directors for a staggered three-year term. Class "B" directors, whose terms expire at the annual meeting, consist of Peter R. Barsz, James R. Biery, Thomas A. Fillippo, and G. Daniel O'Donnell. At the annual meeting, four directors will be elected to fill positions in Class "B". Each of the current Class "B" directors is a nominee for election at the annual meeting. The nomination of these directors to stand for election at the annual meeting has been recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors. Each of the nominees for Class "B", if elected, will serve for a three-year term expiring at the 2021 annual meeting, or until his successor is elected and qualified.

        Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, or is otherwise unavailable for election prior to our annual meeting, proxies solicited by our Board of Directors will be voted by the proxy holders for the election of any other person or persons as the Board of Directors may recommend, or our Board of Directors, at its option, may reduce the number of directors that constitute the entire Board of Directors. The Board of Directors recommends that you vote for the four nominees named below.

        Set forth below is certain information as of March 12, 2018 concerning the nominees for election as director and each other member of the Corporation's Board of Directors. All individuals listed are directors of the Company and DNB First, National Association, the Company's wholly owned bank subsidiary (also called the Bank). None of the following persons is or has at any time in the past five years been, a director or a person nominated or chosen to become a director in any registered investment company or other SEC registrant.

 NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2021

        Peter R. Barsz, age 61, has been a Director since January 2018. He currently serves on the Audit and the Board Loan Committees. Mr. Barsz is a Partner in the accounting firm Barsz Gowie Amon & Fultz, LLC, which serves municipal entities, businesses, and individuals throughout Pennsylvania and the Greater Delaware Valley. Mr. Barsz serves as the appointed Treasurer or Finance Director for several townships in Chester and Delaware counties and is currently serving as Chairman of the Pennsylvania State Tax Equalization Board, an independent agency of the Commonwealth tasked with obtaining information on real estate sales throughout the state. Mr. Barsz also received an appointment by the Pennsylvania Legislature and is currently serving as a public member on the Legislative Audit Advisory Committee for the 2017-18 Legislative Sessions of the General Assembly. He currently serves as Treasurer of the Foundation of the Delaware County Chamber of Commerce and has served on the DNB First Advisory Board from 2007 to 2018. Mr. Barsz is a Certified Public Accountant in the Commonwealth of Pennsylvania and the State of New Jersey, and is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. He is a 1979 graduate of Villanova University with a Bachelor of Science, Accounting degree. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Barsz's qualifications to serve on the Board includes his extensive experience providing management and financial consulting services to governmental and non-profit entities, his deep community engagement, as well as his broad financial perspective, which strengthens the Board's collective qualifications, skills and experience.

        James R. Biery, age 69, has been a Director since January 2014. He is currently Chairman of the Benefits & Compensation Committee and serves on the Audit and Nominating & Corporate Governance Committees. Mr. Biery is the former President and CEO of the Pennsylvania Bankers Association (PBA), a position he held for the last 22 years of his 37-year tenure at the PBA which ended in November 2013. Mr. Biery is Chairman of the Pennsylvania Banking and Securities Commission and a Director of the Federal Home Loan Bank of Pittsburgh. Mr. Biery Chaired the Pennsylvania Department of Banking Transition Team under Governor Corbett and served as a Board Member of the Pennsylvania Public School Employees Retirement System. Mr. Biery is past Chairman of the State Association Division of the American Bankers Association, former Board member for Silver Spring Township Authority and the Eagle Foundation of the Cumberland Valley School District. Mr. Biery graduated in 1970 from Lebanon Valley College and received a Masters in Governmental Administration from the Wharton Graduate School at the University of Pennsylvania in 1976. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Biery's qualifications to serve on the Board includes his considerable knowledge and executive experience acquired while managing one of the strongest and most respected financial services trade associations which supports its membership through volunteer participation, industry advocacy, education and member services. In addition, Mr. Biery has provided critical advocacy to help shape political, regulatory and economic policy affecting the banking industry. The Committee believes Mr. Biery's business acumen acquired during his years of service at the PBA, strengthens the Board's collective qualifications, skills and experience.

        Thomas A. Fillippo, age 70, has been a Director since 2006. He is currently Chairman of the Board Loan Committee, and serves on the Benefits & Compensation, Executive and Nominating & Corporate Governance Committees. Mr. Fillippo is Chairman of Devault Foods and previously served as President and Chief Executive Officer of Devault Foods from 1970 to 2017. He serves on the board of the Paoli Hospital Foundation, serves as Chairman of the West Chester University's Council of Trustees and as a board member of the West Chester University Foundation and Sturzebecker Foundation. Mr. Fillippo is a past Chairman of the Chester County Chamber of Business and Industry, past Chairman of the Chester County Industrial Development Authority, past President of the Great Valley Regional Chamber of Commerce, and past President of the Pennsylvania Meat Packers Association. Mr. Fillippo graduated in 1969 from West Chester University with a degree in Health and Physical Education. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that

Mr. Fillippo's qualifications to serve on the Board includes his considerable knowledge and executive experience acquired while managing the one of the largest privately held companies in Chester County with complex operational and financial requirements. In addition, the Committee believes his business acumen acquired during years of service on numerous non-profit boards, strengthens the Board's collective qualifications, skills and experience.

        G. Daniel O'Donnell, age 66, has been a Director since 2016. He currently serves on the Nominating & Corporate Governance and the Benefits & Compensation Committees. Mr. O'Donnell is a Retired Partner and the former Chief Executive Officer of Dechert LLP, an international law firm with 27 offices in 14 countries around the world. Mr. O'Donnell is a nationally recognized advisor to private equity fund sponsors, corporations, and financial institutions as well as company managements, boards of directors, and special committees. He has represented clients in public and private mergers and acquisitions—both domestically and internationally—as well as corporate restructuring and corporate governance matters. Mr. O'Donnell joined Dechert in 1976 as an associate, was promoted to partner in 1982 and was elected as Chief Executive Officer in 2010. Mr. O'Donnell was on the Board of Directors for East River Bank from 2006 to 2016. Mr. O'Donnell is a frequent speaker on legal industry and management topics, and has been featured in a variety of prominent media outlets. Mr. O'Donnell was the 2016 recipient of the Philadelphia Bar Association's Dennis H. Replansky Memorial Award for his superior legal talent and work with charitable causes. He also serves as a member of the Board of Advisors of the Penn/Wharton Institute for Law and Economics and the Advisory Council of the College of Arts and Letters of the University of Notre Dame. Mr. O'Donnell earned his undergraduate degree from the University of Notre Dame in 1973 and his law degree from the University of Pennsylvania Law School in 1976. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. O'Donnell's qualifications to serve on the Board include his leadership of Dechert LLP, a preeminent global law firm. In addition, the Committee believes his focus on mergers, acquisitions, corporate restructuring, and corporate governance matters, strengthens the Board's collective qualifications, skills and experience.

Continuing Directors for Terms Expiring 2019

        Mildred C. Joyner, MSW, LCSW, BCD, age 68, has been a Director since 2004 and currently serves as Chair of the Wealth Management and Nominating & Corporate Governance Committees and serves on the Audit and Information Technology Committees. Ms. Joyner has been the President of MCJ Consultants since January 2011 and is an Emeritus Professor of Social Work from West Chester University of Pennsylvania where she started her teaching career in 1979. While at West Chester University as a Professor of Social Work, she was elected in 1984 as the Director/Chairperson of the Undergraduate Social Work Department and served in that position until 2011. In 2010, Ms. Joyner chaired the fundraising committee for the Frederick Douglass sculpture which is permanently located on the campus of West Chester University. Ms. Joyner was elected in 2015 as Vice-President of the National Association of Social Workers (NASW) which serves over 130,000 members throughout the United States. She also serves on the board of the Chester County Food Bank. She previously served on the boards of the Dana Farber Cancer Institute SoulMates advisory board in Boston, MA, Congressional Research Institute for Social Work and Policy in Washington, DC, the International Association of Schools of Social Work, the ANSWER Coalition, Chester County Children, Youth & Families, the Chester County Women's Commission, and the Council on Social Work Education (CSWE) in Alexandria, VA as the President and Board Chair from July 2010 to June 2013. Ms. Joyner is a Chair Emeritus of Living Beyond Breast Cancer in Narberth, PA where she previously served as the Board Chair and as the Chair of Board Governance. Ms. Joyner also served as the Vice-President of CSWE, and is a past President of the Association of Baccalaureate Social Work Program Directors, a national organization located in Alexandria, VA. Ms. Joyner earned her BSW in 1971 from Central State University in Ohio and a MSW with a concentration in administration, planning, and policy in 1974 from Howard University, School of Social Work in Washington, DC. As a result of these leadership positions and other professional experiences, the

Nominating & Corporate Governance Committee believes that Ms. Joyner's qualifications to serve on the Board includes her considerable knowledge and experience acquired while directing a major department at the largest university in Chester County. In addition, the Committee believes that Ms. Joyner's background in community based service provides the Board with a unique perspective and insight regarding the needs of local consumers and strengthens the Board's collective qualifications, skills, and experience.

        Mary D. Latoff, age 62, has been a Director since January 2016. She is currently a member of the Wealth Management, Strategic Planning and Board Loan Committees. Ms. Latoff is a Board member of the Grant Committee of the Chester County Community Foundation, as well as the Community Warehouse Project. Ms. Latoff formerly served on the Chester County Children, Youth & Families Advisory Board. Ms. Latoff has held various positions with the Chester County Youth Center and is a former financial officer for Chester County's Department of Human Services which assists individuals and families achieve safety, independence and self sufficiency. Ms. Latoff graduated in 1977 from West Chester University with a degree in Criminal Justice and from Widener University in 1988 with a Certificate Degree in Accounting. The Nominating & Corporate Governance Committee believes that Ms. Latoff's qualifications to serve on the Board includes her financial experience and knowledge acquired during her tenure with Chester County's Department of Human Services, and as such, she will provide the board with a greater understanding of the County's socioeconomic issues, strengthening the Board's collective qualifications, skills and experience.

        John "Jef" F. McGill, age 56, has served as Vice Chairman and Director since 2016. He is currently Chairman of the Strategic Planning Committee and serves on the Executive and Wealth Management Committees. Mr. McGill has over 30 years of banking and finance experience and was the Chairman of East River Bank in Philadelphia, PA from 2006 to 2016. Mr. McGill was Chairman of the Board and Chief Executive Officer of Roxborough Manayunk Bank (RMB) and its holding company, Thistle Group Holdings Company from 1997 to 2004. Prior to that, Mr. McGill served in various positions at RMB beginning in 1984. Mr. McGill is an active member of the Philadelphia community. Mr. McGill currently serves on the board of Drexel Morgan & Company in Radnor, PA. He also serves on the board of Scoir Inc., a West Chester, PA technology company. He is a member of the Finance Committee of the Basilica of the National Shrine in Washington D.C., and is a partner in Luxury Cars of Greenwich, an Infinity automobile dealership in Greenwich, CT. He is a graduate of Spring Hill College with a degree in Finance. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. McGill's qualifications to serve on the Board includes his significant knowledge and leadership experience acquired in over three decades of commercial banking, as well as his service on other for-profit and nonprofit boards, strengthens the Board's collective qualifications, skills and experience.

Continuing Directors for Terms Expiring 2020

        Gerard F. Griesser, age 68, has been a Director since October 2009. He currently serves on the Board Loan, Strategic Planning and Wealth Management Committees. He is currently Vice Chairman of Fox & Roach/Trident, a Berkshire Hathaway HomeServices company. From 1985 until the sale to Berkshire Hathaway in July 2013, he was one of three owners of Prudential Fox & Roach Realtors, the Trident Group and ETC, Inc. Mr. Griesser served as the Chairman of the Washington, DC-based Real Estate Settlement Providers Council (RESPRO) from 2003 to 2004 and was on the Board of Directors for Willow Financial Bancorp, Inc. from 2007 to 2009 and Chester Valley Bancorp, Inc. from 1987 to 2007. Mr. Griesser has previously served as the President of Fox Roach Charities, the charitable arm of Fox & Roach/Trident. Mr. Griesser graduated in 1971 from Villanova University with a BA and from Drexel University in 1975 with an MBA. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Griesser's qualifications to serve on the Board includes his considerable knowledge and experience acquired while managing one of the country's largest integrated real estate brokerage company, personal lines insurance agency, title insurance agency and mortgage banking company. In addition, the Committee believes his business acumen acquired during his 14 years of commercial banking experience as well as his service on other publicly traded companies' boards, strengthens the Board's collective qualifications, skills and experience.

        William J. Hieb, age 61, has served as the Corporation's and Bank's President and Chief Executive Officer since April 2016. He has been a Director of the Corporation since 2005 and a Director of the Bank since 2004. Mr. Hieb served as President and Chief Risk & Credit Officer of the Corporation and the Bank from April 2011 to January 2016. Prior to that, Mr. Hieb served as President and Chief Operating Officer of the Corporation and the Bank from January 2005 to April 2011. Mr. Hieb is presently a member of the Wealth Management and Board Loan Committees. He was employed at First Union National Bank and predecessor banks from 1978 to 2002, and served as a Senior Vice President of First Union National Bank and as Managing Director of First Union Securities in Philadelphia. Mr. Hieb is a Board Member of the Chester County Chamber of Business and Industry, the Chester County Historical Society, the Business Leadership Organized for Catholic Schools and West Chester University's President's Corporate Advisory Board. Mr. Hieb has served as a Board Member of the Chester County Economic Development Council from 2008 to 2013, the Chester County Chamber of Business and Industry Foundation from 2007 to 2011, the Downingtown Area School District Education Foundation from 2009 to 2015, and the Pennsylvania Bankers Association from 2009 to 2013. Mr. Hieb served as Treasurer, Board Member, and on the Executive Committee of The Housing Partnership of Chester County from 2005 to 2012. He is a graduate of The Pennsylvania State University with a degree in Finance. He also holds Series 7, 24 and 63 securities licenses. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Hieb's qualifications to serve on the Board includes his considerable knowledge and experience acquired during his 40 years in commercial banking involving lending, credit administration and wealth management. In addition, the Committee believes his background supervising DNB's risk management function and operations during his career at DNB, strengthens the Board's collective qualifications, skills and experience.

        Charles A. Murray, age 60, has been a Director since 2016. He is currently Chairman of the Information Technology Committee and serves on the Audit and Board Loan Committees. Mr. Murray is a private investor who supplies capital, advisory and managerial support and strategic relations to early stage companies using the e-commerce environment to enhance their business-to-business relationship. Mr. Murray served as Chief Executive Officer of Actium Corporation, a firm that provided expert systems integration and consulting services to help clients solve business critical, time sensitive technology needs, from 1987 to 1999. He also previously served in sales and management positions for several technology companies, including Honeywell and Digital Equipment Corporation. Mr. Murray was on the Board of Directors for East River Bank from 2006 to 2016 and Thistle Group Holdings Company (parent of Roxborough Manayunk Bank) from 1984 to 2004. He is a graduate of Rutgers University with a degree in Economics and Harvard University OPM, MBA. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Murray's qualifications to serve on the Board includes his considerable knowledge and strength in sales, systems integration, marketing, finance and the e-commerce environment, which strengthens the Board's collective qualifications, skills and experience.

        James H. Thornton, age 73, was appointed Chairman of the Board of Directors in April 2016 and has been a Director since 1995. He is presently Chairman of the Audit Committee and the Executive Committee and serves on the Benefits & Compensation Committee. Mr. Thornton is the President of Thornton Consulting, a hospital and healthcare consulting firm, which he established in February 2009. From December 2006 to December 2008, Mr. Thornton was the CEO of John Dempsey Hospital of the University of Connecticut Health Center (UCHC) and was the Interim Chief Operating Officer of the Connecticut Children's Medical Center from December 2005 to December 2006. From July 1994 to December 2000, Mr. Thornton was the Chief Executive Officer of Brandywine Health System. He graduated from Villanova University in 1967 with a BS in Economics and Accounting. As a result of these and other professional experiences, the Nominating & Corporate Governance Committee believes that Mr. Thornton's qualifications to serve on the Board includes his considerable knowledge and executive experience acquired while managing two regional hospitals with complex operational and financial requirements. In addition, the Committee believes his background in finance and accounting strengthens the Board's collective qualifications, skills and experience.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted "FOR" the election of the nominees named above as directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

CORPORATE GOVERNANCE

Information about our Board of Directors

        During 2017, the Corporation's Board of Directors held 11 meetings and the Bank's Board of Directors held 11 meetings, excluding committee meetings, which are described below. Board and committee meetings of the Corporation and Bank are conducted on a combined basis. Only a single retainer is paid to each Director for their services as directors of both entities. Only a single fee is paid for each board or committee meeting, whether or not the meeting is for the Corporation, the Bank or is conducted on a combined basis. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation.

        Each of the Directors of the Corporation attended at least 75% of the aggregate of (i) the total number of Board meetings held while he or she was a Director and (ii) the total number of meetings held by committees during his or her service on those committees. Mr. Barsz joined the Board of Directors in January 2018 and did not attend any meetings in 2017.

Name	Audit	Benefits & Compensation	Board Loan	Executive	Information Technology	Nominating & Corporate Governance	Strategic Planning	Wealth Management
Peter R. Barsz (2)	M		M
James R. Biery	M	C				M
Thomas A. Fillippo		M	C	M		M
Gerard F. Griesser			M				M	M
William J. Hieb			M					M
Mildred C. Joyner	M				M	C		C
James J. Koegel (3)	M	M	M	M		M
Mary D. Latoff			M				M	M
John F. McGill, Jr.				M			C	M
Charles A. Murray	M		M		C
G. Daniel O'Donnell		M				M
James H. Thornton	C	M		C
Meetings held during 2017	7	7	4	—	2	1	1	4
(1)
Committee Chair (C) or Member (M).

(2)
Mr. Barsz joined the Board in January 2018.

(3)
Mr. Koegel passed away on January 6, 2018.

The Audit Committee

        The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and the audits of our financial statements. For this purpose, the Audit Committee performs several functions:

  •
  Approves in advance the engagement of the independent registered public accounting firm for all audit and non-audit services, and approves the fees and other terms of the engagement;

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  Maintains responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm and evaluates the qualifications, performance, and independence of the independent registered public accounting firm;

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  Reviews, with our independent registered public accounting firm, any significant difficulties, disagreements, or restrictions encountered during the course of the audit, and reviews any management letters issued by the independent registered public accounting firm;

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  Reviews the critical accounting policies and all alternative treatments of financial information discussed by the independent registered public accounting firm with management, and reviews with management significant judgments made in the preparation of financial statements;

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  Reviews, with management and our independent registered public accounting firm, our financial reporting processes and internal financial controls;

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  Reviews the annual audited financial statements and recommends to the Board of Directors their inclusion in our annual report;

  •
  Reviews the quarterly financial statements and earnings press releases;

  •
  Establishes and oversees procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal controls or auditing matters; reviews changes in, or waivers of, our Code of Ethics, and as requested by the Board, reviews and investigates any conduct alleged to be in violation of the Code of Ethics;

  •
  Periodically reviews and discusses with the independent registered public accounting firm the matters required to be discussed by PCAOB AS 16 and any formal written statements received from the independent registered public accounting firm; and

  •
  Overseeing DNB's risk management function.

Audit Committee Charter

        The Audit Committee has adopted a charter. A copy of the Audit Committee Charter can be found at http://investors.dnbfirst.com.

        The Board of Directors has determined that, during 2017, Mr. Thornton qualified as a "financial expert" within the meaning of that term in the SEC regulations dealing with audit committee financial experts. It has also determined that Messrs. Thornton, Biery, Koegel (Mr. Koegel pass away on January 6, 2018) and Murray and Ms. Joyner each met the definition of "independent" within the meaning of that term under the applicable listing standards of the NASDAQ Stock Market. Mr. Barsz was appointed to the Audit Committee in March 2018 as an independent director.

The Benefits & Compensation Committee

The Benefits & Compensation Committee of the Board of Directors:

  •
  Periodically reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers and directors relative to comparable companies in our industry;

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  Reviews and makes recommendations regarding all benefit programs and human resource policies;

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  Reviews the performance of the CEO on an annual basis and sets goals for the coming year;

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  Reviews and approves corporate and personal performance goals and objectives relevant to the compensation of all executive officers, and sets all executive compensation;

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  Makes recommendations to the Board regarding the establishment and terms of incentive compensation plans and equity compensation plans, and administers such plans;

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  Approves grants of options, restricted stock, and other awards to all executive officers and directors;

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  Approves compensation related matters outside the ordinary course to executive officers and directors, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto; and

  •
  Makes recommendations to the Board regarding director compensation in conjunction with the Nominating & Corporate Governance Committee.

        The Benefits & Compensation Committee has a charter which can be found at http://investors.dnbfirst.com. Messrs. Biery, Fillippo, Koegel (Mr. Koegel pass away on January 6, 2018), O'Donnell and Thornton each meet the definition of "independent" within the meaning of that term for compensation committee members under the applicable listing standards of the NASDAQ Stock Market.

The Board Loan Committee

The Board Loan Committee of the Board of Directors:

  •
  Periodically reviews asset quality, sales & marketing, policy exception and charge-off reports;

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  Reviews and takes action on proposed and existing loans in excess of the Officers' Credit Committee authority;

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  Ratifies loans approved by officers and the Officers Loan Committee over a specified amount; and

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  Reviews and approves changes to the Credit policy.

The Wealth Management Committee

The Wealth Management Committee of the Board of Directors:

  •
  Reviews and approves the recommendations of the Securities & Administrative Review Committee;

  •
  Reviews and ratifies the actions of management regarding the investment portfolios managed by DNB First Wealth Management;

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  Reviews and recommends policies and procedures for DNB First Wealth Management and ensures compliance with applicable federal and state regulations; and

  •
  Reviews estate administration.

The Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of the Board of Directors:

  •
  Evaluates and selects nominees for each election of directors;

  •
  Determines criteria for selecting new directors, including desired board skills and attributes, and identifies and actively seeks individuals qualified to become directors;

  •
  Considers any nominations of director candidates validly made by shareholders;

  •
  Reviews and makes recommendations to the Board of Directors concerning qualifications, appointment, and removal of committee members;

  •
  Reviews and approves any related party transactions;

  •
  Reviews the Code of Ethics & Whistle Blower policy from time to time and recommends such changes to the Code as the Committee shall deem appropriate;

  •
  Reviews our compliance with corporate governance listing requirements established by NASDAQ;

  •
  Assists the Board in developing criteria for the evaluation of Board and committee performance; and

  •
  Assists the Board in the orientation of new directors and in the development of corporate governance related to continuing education for all Board members.

        The Board of Directors has determined that each of the members of the Nominating & Corporate Governance Committee is "independent" within the meaning of that term under the applicable listing standards of the NASDAQ Stock Market.

Director Independence

        In determining that Messrs. Barsz, Biery, Fillippo, Griesser, Koegel (Mr. Koegel pass away on January 6, 2018), Murray, O'Donnell and Thornton and Ms. Joyner are independent in accordance with the listing standards of the NASDAQ Stock Market, the board of Directors considered routine banking transactions between the Bank or its affiliates and each of the directors, their family members and businesses with whom they are associated, such as loans, deposit accounts, wealth management and fiduciary accounts, routine purchases of insurance or securities brokerage products, any overdrafts that may have occurred on deposit accounts, any contributions the Corporation made to non-profit organizations with whom any of the directors are associated, any transactions that are discussed under "Certain Transactions With Related Persons" beginning on page 53 of this Proxy Statement, and the following transactions, relationships and arrangements: Director participation in the Stock Option Plan and Director participation in the Incentive Equity and Deferred Compensation Plan.

Shareholder Director Nominations

        Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting. The Nominating & Corporate Governance Committee does have a charter which includes information regarding director nominations and communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders. The Nominating & Corporate Governance Committee Charter can be found at http://investors.dnbfirst.com.

        The Nominating & Corporate Governance Committee will evaluate any recommendation for director nominee validly proposed by a shareholder. In order to be evaluated in connection with the Nominating & Corporate Governance Committee's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a shareholder must be sent in writing to the Corporate Secretary, 4 Brandywine Avenue, Downingtown, Pennsylvania, 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year's annual meeting and must contain the information required by our bylaws, as well as the following information:

  •
  The candidate's name, age, contact information, and present principal occupation or employment;

  •
  A written consent of the recommended individual stating that the individual consents to be nominated for the position of director of the Company and that the individual will submit to the Company all information that the Nominating & Corporate Governance Committee requests in connection with its consideration of the nomination or as the Company may otherwise request in order for it to fulfill its disclosure and legal obligations in connection with the nomination and service of such individual as director; and

  •
  A description of the candidate's qualifications, skills, background, and business experience during, at a minimum, the last five years, including his or her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

        In order for the recommendation to be acted upon in a timely fashion to permit nomination, if appropriate, at any annual meeting of the shareholders of the Corporation, these materials must be received by the Corporate Secretary, in proper form, completed and signed, at the address set forth on the first page of this Proxy Statement, not later than the deadline for submission of shareholder proposals for inclusion in the Corporation's proxy materials identified in the section of this Proxy Statement titled, "How and when may I submit a shareholder proposal for the 2019 Annual Meeting of Shareholders?" on page 9.

Process for Considering and Evaluating Board Nominees

        In evaluating director nominees, the Nominating & Corporate Governance Committee considers the following factors:

  •
  The appropriate size of our Board of Directors and its Committees;

  •
  Whether the potential nominee has experience and expertise that is relevant to the Company's business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

  •
  The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

  •
  Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholders, and whether he or she is willing and able to represent the interests of all shareholders of the Company;

  •
  Whether the potential nominee is highly accomplished in his or her respective field;

  •
  Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race and competencies;

  •
  Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

  •
  Whether the potential nominee can work collegially with others; and

  •
  Any factor which would prohibit the potential nominee from devoting sufficient time to DNB's business.

        Other than the items listed above, there are no stated minimum criteria for director nominees, and the Nominating & Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an "audit committee financial expert," that a majority of the members of the Board meet the definition of "independent director" under NASDAQ rules, and that one or more key members of management participate as members of the Board.

        The Nominating & Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. With respect to an incumbent director whom the Committee is considering as a potential nominee for re-election, the Company's Nominating & Corporate Governance Committee reviews and considers the incumbent director's service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. If any member of the Board does not wish to continue in service or if the Nominating & Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Nominating & Corporate Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria. The Committee has not historically engaged third parties to identify, evaluate, or assist in identifying potential nominees, but relies on community and business contacts it has established through its directors, officers and professional advisors to help it identify potential director candidates when a specific need is identified.

        While we have no formal policy with respect to diversity on the Board, our Nominating & Corporate Governance Committee charter does require diversity to be taken into account. The Committee seeks to achieve a total mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race and competencies.

Board Leadership Structure

        The Board is currently led by James H. Thornton as the Chairman of the Board. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman of the Board and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board's assessment of its leadership from time to time.

        The Board believes that our stockholders are best served at this time by having an independent director serve as Chairman of the Board. Our Board believes this leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for DNB's operational leadership and strategic direction to our CEO, William J. Hieb, while the Chairman facilitates our Board's independent oversight of management, promotes communication between senior management and our full Board about issues such as management development and succession planning, executive compensation, and corporate performance, engages with shareholders, and leads our Board's consideration of key governance matters.

        Each of the directors, other than William J. Hieb, DNB's President and CEO, and Mary D. Latoff and John F. McGill (both outside directors), is independent and the Board believes that the independent directors provide effective oversight of management. In addition to feedback provided during the course of Board meetings, the independent directors have executive sessions when appropriate.

Risk Oversight

        Under DNB's Corporate Governance Guidelines, the Board is charged with providing oversight of DNB's risk management processes. In accordance with NASDAQ requirements, the Audit Committee is primarily responsible for overseeing the risk management function at DNB on behalf of the Board. In carrying out its responsibilities, the Audit Committee works closely with DNB's Chief Risk & Credit Officer and other members of DNB's management team. The Audit Committee meets at least quarterly with the Chief Risk & Credit Officer and other members of management to review the processes in place to monitor and control such exposures. The Audit Committee also receives updates between meetings from the Chief Risk & Credit Officer, the Chief Executive Officer, the Chief Financial Officer and other members of management relating to risk oversight matters. In addition, at least annually, the Chief Risk & Credit Officer and members of management make a presentation on risk management to the full Board.

        In addition to the Audit Committee, the other committees of the Board consider the risks within their areas of responsibility. For example, the Benefits & Compensation Committee considers the risks that may be implicated by our executive compensation programs and the Wealth Management Committee reviews risks associated with the operations of our Wealth Management Department.

Director Attendance at Annual Meetings

        We make every effort to schedule our annual meeting at a time and date to maximize attendance by directors taking into account the directors' schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors and have requested that all directors make every effort to attend the Company's annual meeting. Historically, more than a majority of the directors have done so; for example, in 2017, all of the Company's then eleven (11) directors attended the 2017 Annual Meeting.

Executive Officers Who Are Not Directors

        The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Corporation's Board of Directors. Each serves at the pleasure of the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

        Vince Liuzzi, age 51, joined the Bank in February 2014 and currently serves as Executive Vice President, Chief Banking Officer of the Corporation and the Bank. Mr. Liuzzi is directly responsible for leading DNB's retail, consumer and mortgage lending lines of business. Prior to joining DNB, he served as Executive Vice President, Region President for Wells Fargo & Company's 165-branch community banking network in greater Philadelphia and Delaware, overseeing sales, service, public and community relations, consumer activities, small business services and wealth management.

        Christopher P. McGill, age 49, joined the Bank in October 2016 and currently serves as Executive Vice President, Chief Commercial Lending Officer of the Corporation and the Bank. Prior to joining DNB, Mr. McGill was the President and Chief Executive Officer of East River Bank from 2006 to 2016. Mr. McGill was Senior Vice President of Citizens Bank of Pennsylvania from January 2004 to 2005, with their Professional Banking Group in the Mid-Atlantic region. Mr. McGill was Senior Vice President, Private Banking for Roxborough Manayunk Bank, and held various other positions in the lending area from 1991 to 2004.

        Bruce E. Moroney, age 61, joined the Bank in May 1992 and currently serves as Executive Vice President, Chief Accounting Officer and Assistant Corporate Secretary of the Corporation and the Bank. Mr. Moroney is directly responsible for the Corporation's and Bank's financial reporting. Prior to joining DNB, Mr. Moroney was employed as Senior Vice President and Chief Financial Officer by Brandywine Savings Bank from 1978 to 1992.

        Gerald F. Sopp, age 61, joined the Bank in January 2007 and currently serves as Executive Vice President, Chief Financial Officer and Corporate Secretary of the Corporation and the Bank. Mr. Sopp is directly responsible for all financial and accounting operations, investor relations, asset/liability management, strategic planning, forecasting, budgeting, liquidity management, human resources, information technology, deposit operations, loan operations and facilities management. Prior to joining DNB, Mr. Sopp was employed as Vice President and Controller of Wilmington Trust Corporation, Delaware from 2000 to 2006 and was the Vice President and Controller for The Clarks Companies, N. A., Massachusetts from 1993 to 2000.

PROPOSAL 2—NON-BINDING SAY ON PAY RESOLUTION TO APPROVE THE COMPENSATION OF THE SENIOR EXECUTIVE OFFICERS

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), DNB is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at this year's Annual Meeting to approve DNB's named executive officer compensation as described in the MANAGEMENT COMPENSATION section of this proxy statement. This proposal, commonly known as a "Say On Pay" proposal, gives shareholders the opportunity to endorse or not endorse DNB's executive officer pay program. The Board therefore recommends that shareholders approve, in an advisory vote, the following resolution:

  "RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement, is hereby approved."

        Because your vote is advisory, it will not be binding upon the board of directors. However, the board of directors and the Benefits & Compensation Committee will take into account the outcome of the vote when considering DNB's future executive officer compensation decisions.

        The board of directors believes that it and the Benefits & Compensation Committee have developed a reasonable philosophy, and appropriate policies and procedures, for evaluating executive performance and making decisions about executive compensation. They have done this in consultation with professional compensation and benefits consultants and have attempted to provide appropriate incentives to DNB's executive officers to maximize shareholder value while, at the same time, discourage inappropriate or excessive risk-taking. For these reasons, the board of directors believes that the adoption of the advisory (non-binding) resolution is in the best interests of DNB and its shareholders and other constituencies.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted "FOR" Proposal 2 to adopt the advisory (non-binding) resolution approving DNB's compensation of its executives for 2017, as disclosed in DNB's Proxy Statement for its 2018 annual shareholder meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY (NON-BINDING) RESOLUTION CONCERNING THE CORPORATION'S EXECUTIVE OFFICER COMPENSATION.

 REPORT OF THE BENEFITS AND COMPENSATION COMMITTEE

        The Benefits and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Benefits and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this document. See "Compensation Discussion and Analysis."

Respectfully Submitted,
James R. Biery, Chairman Thomas A. Fillippo G. Daniel O'Donnell James H. Thornton

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

        The following CD&A provides details regarding the objectives, policies, philosophy, design, rationale and actions associated with DNB Financial Corporation's compensation of our Named Executive Officers (NEOs). It provides detailed discussion regarding each material component of compensation.

        2017 NEOs were:

  •
  William J. Hieb, President & Chief Executive Officer (CEO)

  •
  Gerald F. Sopp, EVP, Chief Financial Officer & Corporate Secretary (CFO)

  •
  Christopher P. McGill, EVP & Chief Commercial Lending Officer (CCLO)

  •
  Vince Liuzzi, EVP & Chief Banking Officer (CBO)

  •
  Bruce E. Moroney, EVP & Chief Accounting Officer (CAO)

Executive Summary

Compensation Philosophy

        Our overall philosophy is to provide competitive and reasonable compensation to all executive officers. The Benefits & Compensation Committee ("Committee") believes that the overall enhancement of our performance, and in turn shareholder value, depends on the establishment of a close relationship between the financial interests of shareholders and those of our executive officers. In addition to this desired pay-for-performance relationship, the Committee also believes that we must maintain a competitive compensation package that will attract, retain, and motivate executive officers who are capable of making significant contributions towards our success. The committee strives to determine management compensation through a performance-based framework. We believe this enhances shareholder value by integrating our overall financial condition and operating results with individual performance.

2017 Company Performance Highlights—How Did We Perform?

        Highlights of DNB's results for the year-end December 31, 2017 include:

  •
  For the year ending December 31, 2017, net income was $7.9 million, or $1.85 per diluted share, compared with $5.0 million, or $1.55 per diluted share, for the same period, last year. On October 1, 2016 DNB completed its acquisition of East River Bank and its results of operations are included in the consolidated results for the fourth quarter of 2016 and the full year ending December 31, 2017. For the year ended December 31, 2017 results were impacted by a $1.8 million charge, or $0.43 per diluted share, to adjust deferred taxes due to the enactment of the Tax Cuts and Jobs Act. This Act reduced corporate income tax rates from 34% to 21%, leading management to revalue its net Deferred Tax Assets, effective as of December 22, 2017.

  •
  Asset quality remained solid as non-performing assets, including loans and other real estate property, were $12.6 million as of December 31, 2017, or 1.16% of total assets, compared with $11.3 million as of December 31, 2016, or 1.05% of total assets.

  •
  DNB continued its focus on growing fee-based income. Wealth Management recorded a strong growth in total assets under care, which increased 18.02% to $252.8 million as of December 31, 2017, from $214.2 million as of December 31, 2016. This growth contributed to a $79,000 or 4.83% increase in Wealth Management fees, which represented approximately 32% of total fee income for the year ended December 31, 2017.

  •
  Capital ratios continue to exceed minimum regulatory standards for well-capitalized institutions. As of December 31, 2017, the tier 1 leverage ratio was 9.19%, the tier 1 risk-based capital was 11.80%, the common equity tier 1 risk-based capital ratio was 10.71% and the total risk-based capital ratio was 13.73%. As of the same date, the tangible common equity-to-tangible assets ratio was 8.07%.

        The following graph represents the three year stock performance of DNB, the SNL U.S Bank and Thrift Index and the S&P 500 Index.

Source: S&P Global Market Intelligence

Comprehensive 5-Year Plan.

        During the third quarter of 2017, management updated the 5-year strategic plan that was designed to reposition its balance sheet and improve core earnings. Through the plan, management will endeavor to expand its loan portfolio through new originations, increased loan participations, as well as strategic loan and lease purchases. Management also plans to reduce the absolute level of borrowings and brokered deposits with cash flows from existing loans and investments as well as from new core deposit growth. Strategic objectives include:

  •
  Focus on penetrating existing markets to maximize profitability;

  •
  Grow loans and diversify the mix;

  •
  Improve asset quality;

  •
  Focus on profitable customer segments;

  •
  Grow and diversify non-interest income;

  •
  Continue to grow core deposits to maintain low funding costs;

  •
  Focus on cost containment and improving operational efficiencies; and

  •
  Continue to engage employees to help them become more effective and successful.

2017 Compensation Decisions—What Decisions Did We Make?

        While more information will be provided on each of the following in the detailed discussion that follows, highlights of decisions and actions taken by the Committee during 2017 and to-date in 2018 include:

  •
  Risk oversight of executive and non-executive compensation plans

  •
  Adoption of revised Benefits and Compensation Committee charter

  •
  Approval of 2017 NEO salary increases

  •
  Review and approval of 2017 Executive Incentive Plan (EIP) goals and format

  •
  Approval of 2017 EIP payouts and special transaction bonuses

  •
  Approval of 2018 NEO salary increases

  •
  Review and approval of 2018 restricted share (R-shares) awards

  •
  Review of 2018 EIP goals and format including consideration of potential changes to the format of the EIP to simplify plan design

  •
  Adoption of Supplemental Executive Retirement Plan (SERP) for CEO and CFO

  •
  Amendment of Change-in-Control provisions for CEO and CFO

  •
  Review and approval of accelerated vesting of outstanding R-shares for CEO and CFO

  •
  Selection of new Committee advisors

  •
  Review and monitoring of DNB First Defined Pension Plan

  •
  Review and monitoring of DNB First 401(k) Retirement Plan

Note: Decisions and actions listed above related to NEO compensation were limited to those for the CEO, CFO, CBO and CCLO. Compensation actions for the CAO are administered through the Company's compensation administration program and not under the direct oversight of the Committee.

Role of the Committee

        The Committee had five members and met periodically during the course of the year (Mr. Koegel passed away on January 6, 2018). The committee establishes and reviews compensation and benefit programs for executive officers. The Committee strives to use programs that attract, retain, motivate and appropriately reward individuals who are responsible for our short and long-term profitability and growth and for helping us provide shareholders with an investment return. The Committee conducts regular comprehensive reviews of our compensation program. It establishes and reviews the annual compensation of our executive officers. The Committee also takes action, or recommends that the Board take action, regarding the adoption, amendment or administration of executive compensation, incentive and benefit plans.

How the Committee Puts Our Philosophy into Action—How We Make Decisions

        The Committee's specific objectives are to:

  •
  Provide compensation that takes into account our performance relative to our financial goals and objectives;

  •
  Provide compensation that takes into account the executive's performance against assigned individual goals;

  •
  Align management's financial interests with those of shareholders. One way we do this is by providing equity-based long-term incentives; and

  •
  Offer each executive a total compensation program based on the executive's level of responsibility, the executive's skills and experience relative to our other executives and similar executives of peer group financial institutions.

        In working toward these objectives, the Committee strives to tie a substantial portion of an executive's overall compensation to our financial performance including earnings per share, total shareholder return, revenues, revenue growth, return on equity, return on assets, stock price and other financial measures. The Committee attempts to establish company-wide management compensation at or near the median competitive levels of comparable public banking organizations, particularly those in Southeastern Pennsylvania and specifically in the Delaware Valley area. The Committee also attempts to provide compensation higher than the median level for demonstrated superior performance.

        The Committee relies heavily on performance-based pay and incentive-based programs. In addition, our programs are designed to encourage share ownership and help to more fully align the interests of our executive talent with the interests of shareholders for the long-term improvement of DNB's results.

Our Governance Practices and Policies

  •
  Balance fixed (base) compensation with variable, performance-based components (short- and long-term incentive)

  •
  Utilize performance-based variable compensation with a balance between plans that provide opportunity for compensation based on annual performance and long-term performances through the annual EIP and the long-term incentive equity programs

  •
  Cap incentive compensation opportunity in order to deter excessive risk

  •
  Utilize independent external compensation consultants to advise the Committee

  •
  Conduct annual risk assessment to ensure our compensation plans do not motivate our employees to take inappropriate risk

  •
  Provide competitive severance in our change-in-control agreements

  •
  Have double-trigger language in change-in-control agreements

        We believe it is appropriate for our executives to focus certain of their efforts on near-term goals that have importance to DNB; however, we also acknowledge that near-term focus should not be to the detriment of a focus on the long-term health and success of DNB. In practice, providing base salary to any employee provides the most immediate reward for job performance. The Committee engages in an annual process to set base salary. We believe our process for establishing base salary is relatively free from risk to DNB, as we do not typically make significant adjustments to base salary based on a single year's performance.

        The Committee believes it is appropriate to reward our executives for achieving our near-term goals, when such goals correspond to the overall Company or department goals and direction set by our board of directors. To reward the executives for such achievements, DNB has an Annual Incentive Plan that provides annual bonuses to our executives and other employees to support and promote the pursuit of our organizational objectives and financial goals. This practice permits senior executives, as well as other deserving employees, to receive more compensation if we and the individual meet certain pre-established financial and non-financial performance goals for the year. The performance goals for executives are consistent with our Strategic Plan and Annual Budget and our performance in relation to those plans. We pay bonuses, subject to the discretion of the Committee, to executives and other officers for achieving our annual financial goals at corporate and business unit levels and for achieving measurable individual annual performance objectives. Annual incentive awards for other employees are primarily based on individual performance and achievement of personal goals.

        The Committee limits the maximum amount that may be earned so that senior executive officers do not feel the need to strive for attainment of unreasonable or unrealistic levels of performance. In this way, we believe the design of the Annual Incentive Plan does not encourage our executives to take unnecessary or excessive risks that could harm the value of DNB.

        The other incentive compensation elements offered to our senior executive officers are intended to reward performance over the long-term or are intended to focus our senior executive officers' attention on the long-term performance of DNB. We feel there is little, if any, risk associated with our 401(k) Retirement Plan or Pension Plan (plan was frozen in 2003) as they are subject to and maintained in accordance with the mandates of the Internal Revenue Code of 1986, as amended and the Employee Retirement Income Security Act. We believe that a significant portion of executive compensation should be based on value created for our shareholders. This feature of our senior executive officers' compensation package consists of a broad range of equity alternatives as provided for in our Incentive Equity and Deferred Compensation Plan, including but not limited to stock options, stock appreciation rights, performance shares, performance units, and restricted stock awards. We believe that long-term performance is achieved through an ownership culture that encourages long-term performance by our senior executive officers through the use of stock-based awards.

        In addition, the Committee believes the Deferred Compensation Plan for Officers and Executives encourages our executives to consider the long-term health of the Company because, pursuant to the rules under the Internal Revenue Code and applicable guidance, those arrangements must be unfunded, unsecured promises to pay a benefit in the future. In the case of insolvency of the Company, the executives participating in those arrangements would be treated as general unsecured creditors of DNB, thus encouraging the executives to ensure a healthy organization remains after their tenure concludes.

Compensation Plan Risk Review

        In February 2017, the Committee conducted the 2017 risk assessment related to senior executive officer compensation, and received reports from DNB's Chief Financial Officer on the risk levels present in executive and employee compensation plans. The report included a review of whether senior executive officers compensation plans encourage behavior focused on short-term results rather than long-term value creation, the risks posed by employee compensation plans and how these risks were limited. In the course of conducting the risk assessment, the Committee considered the overall business and risk environment confronting DNB and how the NEO compensation plans and employee compensation plans serve to motivate employee behavior when operating within that environment. The Committee concluded that (i) the senior executive officers compensation plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the long-term value of DNB, and (ii) the employee compensation plans do not encourage the manipulation of DNB's reported earnings in such a way as to enhance the compensation of an employee.

        Further, we believe that DNB has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The Committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reported earnings in an effort to enhance his or her compensation.

Role of the Compensation Consultant

        For the majority of 2017, the Committee directly retained an outside consultant, Robert B. Jones, JD, CPA, CEBS, CSCP, CEO of Innovative Compensation and Benefits Concepts, LLC (Innovative Compensation and Benefits) to evaluate our compensation practices, to assist in developing and implementing our executive compensation program and philosophy and also to work with our Human Resources department to update the Company's succession plan. In December, 2017, the Committee made the decision to retain Mosteller & Associates as its independent compensation consultant for the remainder of 2017 and into 2018.

        Neither the Corporation nor the Bank has, in the last three years, engaged with Mosteller & Associates or Innovative Compensation and Benefits in any capacity other than to advise the Committee on the amount or form of executive and director compensation or the previously mentioned succession planning work. Both organizations were retained by the Committee after a determination that they were independent and that no conflicts of interest, as described in Section 240.10c-1(b)(4)(i) through (vi) of title 17 of the Code of Federal Regulations, existed.

        Our consultants:

  •
  Provide competitive market data, advice and recommendations related to executive compensation based on a detailed study of peer organizations and additional data from published salary surveys as well as professional knowledge of the industry, peer and business "best practices," and the regulatory environment;

  •
  Analyzed our financial performance and compensation levels against members of the peer group;

  •
  Reviewed current and historical compensation practices;

  •
  Met with members of the Committee and senior management to discuss business operations and strategies, the key measures and target goals we use to evaluate our performance, and the labor and capital markets in which we compete; and

  •
  Reviewed and discussed executive compensation recommendations with the Committee and the board of directors and, for executive compensation recommendations not related to the CEO's compensation, the CEO.

Executive Compensation Study

        To ensure the competitive nature of the executive compensation program, the Committee reviews an annual executive compensation study provided by our external compensation consultant. The peer group utilized for the 2017 study included data from the following group of 16 peers including similarly-sized financial services organizations in the Mid-Atlantic States, primarily Pennsylvania-based, with assets ranging from $821 million to $1.4 billion as of the end of 2016. Average 2016 assets of the peer group was $1.1 billion.

  •
  Orrstown Financial Services, Inc., Shippensburg, PA

  •
  Penns Woods Bancorp, Inc., Jersey Shore, PA

  •
  Citizens & Northern, Wellsboro, PA

  •
  Citizens Financial Services, Inc., Mansfield, PA

  •
  ACNB Corporation, Gettysburg, PA

  •
  FNCB Bancorp, Inc., Dunmore, PA

  •
  Shore Bancshares Inc., Easton, MD

  •
  AmeriServ Financial, Inc., Johnstown, PA

  •
  Franklin Financial Services Corp., Chambersburg, PA

  •
  Norwood Financial Corp., Honesdale, PA

  •
  First Bank, Hamilton, NJ

  •
  QNB Corp., Quakertown, PA

  •
  Mid Penn Bancorp, Inc., Millersburg PA

  •
  First Keystone Corp., Berwick, PA

  •
  ENB Financial Corp., Ephrata, PA

  •
  Malvern Bancorp, Inc., Paoli, PA

        Additionally, the study included data gathered from a variety of published compensation survey sources which provide competitive compensation information gathered from similar organizations in terms of industry, size and geographic location.

        The study findings reflected the following:

  •
  Base Salary—Competitive with the exception of the CEO, who is below market

  •
  Annual Cash Incentive Awards—Competitive, in part, due to the presence of the special transaction bonus associated with the East River acquisition

  •
  Annual Equity Awards—Highly competitive

  •
  All Other Compensation—Very conservative

  •
  Total Compensation—Competitive with the exception of the CEO, who is below market

        The study noted that, with the addition of the SERP in 2017, the competitive position of total compensation for the CEO should improve significantly; however, base salary adjustments would be appropriate with the goal of moving to a more competitive position over the coming years in a manner that is aligned with corporate and executive performance.

Balance of Compensation Components

        The Company seeks to balance the fixed component of base compensation with performance-based variable compensation components through annual bonus compensation opportunity and long-term equity award opportunity. Additionally, benefits in the form of health, life and disability insurance as well as change of control or employment agreements are provided to our NEOs to ensure a competitive total compensation package. Additionally, SERP benefits are provided to the CEO and CFO. The following charts reflect the various compensation components paid to each of our NEOs in 2017.

CEO Actual 2017 Compensation	CBO Actual 2017 Compensation

CFO Actual 2017 Compensation	CCLO Actual 2017 Compensation

CAO Actual 2017 Compensation

Elements of Compensation

Base Salary

        Base salaries provided to our NEOs are intended to be competitive with comparable peer organizations in order to enable us to attract and retain key employees capable of performing the duties and responsibilities assigned to them and for maximizing the financial and strategic performance of the company. In determining base compensation levels, the Committee considers external market data and market conditions, Company performance and the performance and responsibilities of the NEO. Base salary adjustments for the CAO are handled through the Company's broader compensation administration program and are based primarily on external market data and individual contribution and performance. The following NEO's base salary changes have been made for 2018:

NEO	2017 Base Salary	2018 Base Salary	Change
William J. Hieb	$300,700	$315,700	5.0%
Gerald F. Sopp	247,200	254,600	3.0
Christopher P. McGill	226,600	233,400	3.0
Vince Liuzzi	226,600	226,600	0.0
Bruce E. Moroney	168,115	TBD	TBD

Annual Cash Incentive Awards

        The 2017 Executive Incentive Plan was in place for all NEOs with the exception of the CAO. This plan is designed to enable the Company to attract, retain, motivate and reward executives and to link a meaningful component of the compensation to the performance of the Company and to their individual performance, thereby creating a strong link between their compensation and the interest of our shareholders. Under the EIP, the NEOs are provided with the following annual incentive opportunity:

NEO	Incentive Opportunity at Below Minimum Performance	Incentive Opportunity at Minimum Performance	Incentive Opportunity at Target Performance	Incentive Opportunity at Maximum Performance
William J. Hieb	7.5%	15%	30%	45%
Gerald F. Sopp	6.25	12.5	25	37.5
Christopher P. McGill	6.25	12.5	25	37.5
Vince Liuzzi	6.25	12.5	25	37.5

  EIP Performance Goals

        CEO—100% of EIP is based on performance against pre-defined corporate goals

Performance Goal	Weight	Minimum	Target	Maximum
ROAA	30%	0.85%	0.91%	1.00%
ROAE	30	9.85	10.03	11.00
EPS (diluted)	40	$2.25	$2.36	$2.60

        CFO, CCLO and CBO—50% of EIP is based on performance against pre-defined corporate goals and 50% is based on performance against pre-defined individual goals.

Performance Goal	Weight	Minimum		Target		Maximum
ROAA	10%	0.85%		0.91%		1.00%
ROAE	20	9.85		10.03		11.00
EPS (diluted)	20	$2.25		$2.36		$2.60
Individual Performance Metrics	50		(1)		(1)		(1)
(1)
Each NEO has three pre-determined individual performance goals appropriate for his area of responsibility. Specific Minimum, Target and Maximum levels of performance are set for each goal.

        Target levels associated with the EIP are linked to the Company's annual goals associated with both the strategic plan and the annual budget. Minimum and maximum levels are intended to represent performance levels with an 85% probability of achievement for minimum and a 15% probability of achievement for maximum. The Minimum is representative of an acceptable level of performance and is not intended to represent the lowest level at which an incentive award will be paid. A payout of 50% of the bonus opportunity at minimum performance can be made for achievement of 80% of the minimum goal. When calculating the actual performance achieved, the expense related to the incentive payouts is included in the results.

  EIP Payout for 2017 Plan Year

        EIP payouts for the 2017 Plan Year were as follows:

NEO	Payout	Percent of Base Compensation
William J. Hieb	$42,850	14.25%
Gerald F. Sopp	23,059	9.33
Christopher P. McGill	24,210	10.71
Vince Liuzzi	21,279	9.42
Bruce E. Moroney	10,000	5.9

        The CAO does not participate in the EIP but rather is covered under a discretionary bonus program. Annually, employees who are not covered under a bonus or incentive plan are eligible for consideration for a discretionary bonus. This amount varies year-to-year based on the level and role, the contribution of the employee during the year as well as both individual and Company performance, and recommendations are presented and approved by the Committee.

Special Transaction Bonus Awards

        In recognition of the successful acquisition and post-merger integration of East River Bank in 2016, transaction bonuses were awarded to four of the five NEOs. Transaction bonuses were divided between 2016 and 2017 in order to provide a portion of the award soon after completion of the transaction and the remainder with the benefits of a longer-term view on the results associated with the acquisition. The amounts paid were as follows:

NEO	2016 Transaction Bonus	2017 Transaction Bonus	2017 Transaction Bonus as a Percent of 2017 Base Compensation
William J. Hieb	$42,750	$45,105	15%
Gerald F. Sopp	36,000	37,080	15
Christopher P. McGill	11,000	16,995	7.5
Vince Liuzzi	16,500	16,995	7.5
Bruce E. Moroney	8,150	n/a	n/a

        In determining the relevance of these transaction awards, the Committee considered the following factors:

  •
  Compliance/regulatory issues

  •
  Customer satisfaction

  •
  Employee satisfaction/engagement

  •
  Expense adherence

  •
  Financial metrics/goals

  •
  Leadership

  •
  New business pipeline

Long-Term Equity Incentive Compensation

        The Company provided restricted shares under the Incentive Equity and Deferred Compensation Plan. This plan is designed to promote the success and enhance the value of DNB by linking the personal interests of directors, employees, officers and executives of the Company and its subsidiaries to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The plan is critical to the Company's ability to attract, retain, motivate and award employees in a manner that is aligned with the Company's long-term performance and the interests of the shareholders. To that end, factors considered when determining 2017 award levels were both company performance and competitiveness with the peer market. More detailed discussion about the Incentive Equity and Deferred Compensation Plan is provided on page 48 of this proxy.

        In 2017, the Committee approved the accelerated vesting of outstanding R-shares scheduled to vest after December 31, 2017 for the CEO and CFO. This decision was based upon the belief that the significant increase in the roles, responsibilities and expectations, as well as the significant contributions of these two NEOs resulting in the growth of the institution, increasing its profitability, strengthening of its balance sheet and increasing shareholder value made such action appropriate. This acceleration was intended to adjust for historically lower overall compensation and to reflect a level of compensation more appropriate for their current roles.

Supplemental Executive Retirement Plan

        In 2017, in order to ensure a competitive compensation package for the CEO and CFO, to promote retention and to recognize the significant contributions of these key executives as well as further the growth and development of the Company, the Company entered into individual Supplemental Executive Retirement Plans (SERP) with each executive. A more detailed discussion about the SERP arrangements is provided in the section titled "Supplemental Retirement Plan for President and Chief Executive Officer and Chief Financial Officer."

Benefits

        Our NEOs participate in the benefit plans that are available to all employees including health, life and disability insurance as well as the 401(k) Retirement Plan. Additionally, our NEOs are eligible, along with other executive employees at or above the Senior Vice President level for the following: executive life insurance and long-term disability insurance benefit and the option of participating in the Deferred Compensation Plan with a Company credit equal to 10% of the executive's voluntary cash deferral.

Perquisites

        Other than reimbursement for automobile expenses, it is our general policy not to provide perquisites to NEOs. The Company does provide an automobile allowance of $900 per month for its CEO, CBO and CCLO. Documented amounts greater than the allowance are reimbursed to the NEO, while documented amounts less than the allowance are include in "All Other Compensation" in the Executive Compensation-Summary Compensation Table in this Proxy Statement.

Employment Agreements and Change of Control Agreements

        To support the Company's ability to attract, retain and motivate our NEOs, the Company has found it appropriate to provide change of control and/or employment agreements which the Committee believes to be competitive with peers. The employment agreement in place contains language to protect the Company's interests in the form of non-solicitation, confidentiality and non-disclosure covenants. The change of control agreements are intended to ensure that our NEOs are well positioned to maintain stability and continuity within our executive team.

        During 2017, the change of control agreements for the CEO and CFO, originally entered into in 2003 and 2007, respectively, were amended to reflect the significant increase in responsibilities and contributions made by these executives and to more appropriately reflect market practices for these roles. The employment agreements and change of control agreements are described in detail later in this proxy in the sections titled "Officer Employment Agreements" and "Officer Change of Control Agreements."

CEO Pay Ratio

        The pay ratio for 2017 is 9.5 to 1.

        This ratio was calculated utilizing the October 6, 2017 payroll to determine the median employee and included all employees, inclusive of full-time, part-time, seasonal and temporary workers. The CEO pay ratio was calculated as follows:

Category	CEO Compensation for 2017	Median Employee Compensation for 2017
Salary	$300,700	$54,203
Bonus	87,955	—
Stock Awards	132,681	—
SERP	39,003	—
401(k) Safe Harbor	8,100	1,626
Life, Health & Disability	13,917	5,223

Total	$582,356	$61,052

        While the CEO pay ratio calculation required by the Dodd-Frank Act is new for the 2018 proxy season and, as such, comparative data reflecting the CEO pay ratio of our peers will not be available until their 2018 proxies have been filed, the Committee believes our ratio of 9.5:1 to be appropriate and conservative. By way of reference, the Committee is referencing an Equilar survey of 356 companies from February 2018 which reflected a median CEO pay ratio of 140:1 overall, 45:1 for smaller employers (less than 2,310 employees), 150:1 for financial services industry and 145.1 for the Northeastern US.

EXECUTIVE COMPENSATION—SUMMARY COMPENSATION TABLE

        The following table sets forth information for each of the named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015: (1) the dollar value of base salary and bonus earned; (2) stock awards and options; (3) the change in pension value and non-qualified deferred compensation earnings; (4) all other compensation; and, finally, (5) the dollar value of total compensation.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (5)	Total ($) (1)
William J. Hieb	2017	300,700	87,955	132,681	39,003	22,017	582,356
President & Chief	2016	278,750	71,522	66,199	—	19,144	435,615
Executive Officer	2015	225,000	25,000	44,142	—	19,014	313,156
Gerald F. Sopp	2017	247,200	60,139	99,316	32,127	18,444	457,226
EVP, CFO &	2016	237,518	64,679	54,230	—	16,333	372,760
Corporate Secretary	2015	200,000	24,000	42,658	—	15,633	282,291
Vince Liuzzi	2017	226,600	38,274	22,000	—	21,659	308,533
EVP & Chief Banking	2016	220,000	46,687	27,841	—	18,991	313,519
Officer	2015	200,000	23,000	25,973	—	18,075	267,048
Christopher P. McGill	2017	226,600	41,205	22,000	—	24,413	314,218
EVP & Chief Commercial	2016	47,404	26,000	1,868	—	2,760	78,032
Lending Officer (6)
Bruce E. Moroney	2017	168,115	10,000	25,061	—	20,364	223,540
EVP & Chief Accounting	2016	160,000	17,150	13,214	—	17,385	207,749
Officer	2015	141,813	7,500	11,047	—	16,634	176,994
(1)
The columns disclosing Non-Qualified Deferred Compensation Earnings and Option awards have been omitted from the table because no officer earned any compensation during 2017, 2016 or 2015 of a type required to be disclosed in this column.

(2)
For Messrs. Hieb and Sopp, the compensation accrued to their benefit during 2017 was accrued under a Supplemental Executive Retirement Plan dated October 25, 2017. For a summary of the terms of the plan, see "Supplemental Executive Retirement Plan for President & Chief Executive Officer and Chief Financial Officer" at page 44 of this Proxy.

(3)
The restricted shares reported in the column titled "Stock awards" were granted under the Incentive Equity and Deferred Compensation Plan as more fully described on page 48 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2017. The amount reported in this column reflects the dollar amount recognized for financial statement reporting purposes for each fiscal year indicated in accordance with FASB ASC Topic 718.

(4)
The amounts shown in the "All Other Compensation" column for 2017 include the following. The expenditures for 401(k) contributions, as well as life, health and disability insurance premiums paid on the executives' behalf during 2017 are available to all employees. See the section titled "401(k) Retirement Savings and Profit Sharing Plan" beginning at page 52 for additional information.

Description	Hieb	Sopp	Liuzzi	McGill	Moroney
Employer contributions to 401(k)	$8,100	$8,100	$7,862	$7,916	$6,939
Life, health, disability and other	13,917	10,344	13,797	16,497	13,425

Total	$22,017	$18,444	$21,659	$24,413	$20,364

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—OFFICERS

        The following table sets forth information on outstanding options and stock awards held by the named executive officers at December 31, 2017, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option awards (1) (2)				Stock awards (1) (3)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
William J. Hieb	—	—	—	—	—	—
President and Chief Executive
Gerald F. Sopp	—	—	—	—	—	—
EVP, Chief Financial Officer and Corporate Secretary
Vince Liuzzi	—	—	—	—	6,200	208,940
EVP & Chief Banking Officer
Christopher P. McGill	—	—	—	—	2,400	80,880
EVP & Chief Commercial Lending Officer
Bruce E. Moroney	3,000	—	10.31	12/12/18	2,500	84,250
EVP & Chief Accounting Officer
(1)
The columns disclosing "Equity incentive plan awards: number of securities underlying unexercised unearned options," "Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested" and "Equity incentive plan awards—market or payout value of unearned shares, units, or other rights that have not vested" have been omitted from the table because no awards were outstanding at December 31, 2017 of a type required to be disclosed in those columns.

(2)
The stock options reported in the column titled "Number of Securities Underlying Unexercised Options Exercisable" were granted under the Stock Option Plan as more fully described on page 48 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2017. Stock options granted under the plan were recorded at the date of award based on the aggregate grant date fair value of the option awards. Awards are being amortized to expense over the cliff-vesting period. DNB records compensation expense equal to the value of the shares being amortized.

(3)
Stock awards were granted under our Incentive Equity and Deferred Compensation Plan and the accompanying Deferred Compensation Plan for officers. Market value of shares is based on a $33.70 closing price as of December 31, 2017. For a summary of the terms of these plans, see the description on page 48 of this Proxy.

Officer Employment Agreements

        Except as described in this Proxy Statement, none of the named executive officers of the Corporation has an employment agreement with the Corporation, with the exception of Christopher P. McGill. In 2016, the Bank and Mr. Christopher McGill entered into an employment agreement. The employment agreement provides for a 3 year term, commencing on October 1, 2016, during which Mr. McGill will be paid an annual base salary of $220,000, and entitles Mr. McGill to participate in the Company's Commercial Executive Incentive Program and be eligible to receive bonuses in accordance with the terms and conditions of such program, with an annual bonus guaranteed to be at least $15,000. In addition, Mr. McGill is entitled to a car allowance of $900 per month, and may participate in all employee related benefit programs which are provided to similarly situated employees of the Bank.

        In the event that, prior to the expiration of the term of the employment agreement, the Bank terminates the employment of Mr. McGill for other than cause, death or permanent incapacitation or the executive terminates his employment for "Good Reason" as defined in the agreement, then the Bank shall (1) pay cash severance to Mr. McGill equal to the base salary the executive would have earned for the remaining term of the employment agreement, with such cash to be paid over the remaining term of the employment agreement, and (2) continue to pay Mr. McGill and his dependents medical and dental insurance coverage for the remaining term of the employment agreement, with the executive paying any employee portion of the premiums that he would have been required to pay if he was still employed, subject to the executive executing a general release of claims against the Bank and its affiliates.

Officer Change of Control Agreements

        The Corporation and the Bank (the Corporation and the Bank are sometimes referred to in this section as the "Company") entered into Change of Control Agreements (individually referred to as an "Agreement" or collectively referred to as the "Agreements") with certain named executives in order to provide the executive officers with severance payments as additional incentive to induce the executive officers to devote their time and attention to the interest and affairs of the Company.

        The Company entered into a Change of Control Agreement with Mr. Hieb on November 15, 2017, which amends that certain Amended and Restated Change of Control Agreement dated December 20, 2006, as previously amended by Amendment to Change of Control Agreement dated December 16, 2009, and Amendment to Change in Control Agreement dated October 14, 2011 (as so amended, the "Agreement") April 28, 2003.

        The Company entered into a Change of Control Agreement with Mr. Sopp on November 15, 2017, which amends that certain Change of Control Agreement dated March 28, 2007, as previously amended by Amendment to Change of Control Agreement dated December 16, 2009, Amendment to Change in Control Agreement dated October 14, 2011, and Amendment to Change in Control Agreement dated December 19, 2012 (as so amended, the "Agreement")

        The Company entered into a Change of Control Agreement with Mr. Liuzzi on August 11, 2014.

        The Company entered into a Change of Control Agreement with Mr. Moroney on May 5, 1998, as amended and restated on December 20, 2006, as previously amended by Amendment to Change of Control Agreement dated December 16, 2009, and Amendment to Change in Control Agreement dated October 14, 2011.

        As amended and restated, the change in control agreement with each executive officer obligates the Company to pay the executive officer, upon a termination of his employment with the Company after a "change in control" (as defined in the agreement), either by the Company other than for "cause" (as defined in the agreement), or by him for "good reason" (as defined in the agreement), "Base Severance" in an amount equal to a designated multiple of his "Total Annual Cash Compensation." For Messrs. Hieb, Sopp, Liuzzi and Moroney, the multiple is 3.0, 2.5, 1.5 and 1.0, respectively. These payments and the value of these benefits, including payments under all other plans which the executives participate in, would be estimated to total $2,316,124 for Mr. Hieb, $1,744,329 for Mr. Sopp, $652,537 for Mr. Liuzzi and $366,324 for Mr. Moroney, applying the assumption that the triggering event took place on December 31, 2017.

        The agreement defines an executive officer's "Total Annual Cash Compensation" as the sum of two elements:

  (I)
  The aggregate amount of (i) salary, (ii) the Company's cash contribution toward the cost of medical, life, disability and health insurance benefits, and (iii) employer contributions (whether or not matching) under the Company's qualified defined contribution retirement plans, that was payable to or for the benefit of the executive officer at any time during a designated period ended prior to the time the executive officer becomes entitled to severance payments (the "Base

    Element"). For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For Messrs. Sopp, Liuzzi and Moroney, this period is the most recent full fiscal year.

  (II)
  The aggregate cash bonuses that have been earned by the executive officer for performance by the executive officer during a designated period ended prior to the time the executive officer becomes entitled to severance payments, but any bonus shall only be included to the extent it has been finally approved and fixed as to amount at the time the executive officer becomes entitled to severance payments (the "Bonus Element"). For Mr. Hieb, this figure is averaged and the period over which the average is determined is the two most recent fiscal years. For Messrs. Sopp, Liuzzi and Moroney, this period is the most recent full fiscal year.

        The severance payment is to be made in a lump sum within 1 calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. For each of the executive officers, with the exception of Mr. Hieb and Mr. Sopp, if the severance payment or payments under the agreement, either alone or together with other payments which the executive officer has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such lump sum severance payment is to be reduced to the largest amount as will result in no portion of the lump sum severance payment under the agreement being subject to the excise tax imposed by Section 4999 of the Code. Each agreement also provides for payment of the executive officer's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) for a designated period after termination of employment. For Messrs. Hieb, Sopp, Liuzzi and Moroney, this period is 12 months.

        The change of control agreements define a "change in control" as any one or more of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or the Bank or any "person" who on the date hereof is a director of officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's then outstanding securities; (3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Company and a third party which contemplates a transaction which would result in a "change of control" of the type described in clauses (1), (2) or (3) of this sentence, but only if the letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time employment terminates.

        The change of control agreements define termination for "cause" as termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of the Company's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Company will probably cause substantial economic damages to the Company, willful or intentional breach or neglect by the executive officer of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the executive officer's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of Company; provided that any act or omission to act by the executive officer in reliance upon an approving opinion of counsel to the Company or counsel to the executive officer shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, Company shall have the burden of proof with regard to the acts or omission of the executive officer and the standards prevailing in the banking industry.

        An executive officer shall be deemed to have "good reason" for terminating his employment under his change of control agreement if he terminates such employment within two (2) years after the occurrence of any one or more of the following events without his express written consent, but only if the event occurs within two (2) years after a "change in control" (as defined in the agreement): (i) the assignment to the executive officer of any duties inconsistent with the executive officer's positions, duties, responsibilities, titles or offices with the Company as in effect immediately prior to a change in control of the Company, (ii) any removal of the executive officer from, or any failure to re-elect the executive officer to, any of such positions, except in connection with a termination or suspension of employment for cause, disability, death or retirement, (iii) a reduction by the Company in the executive officer's base annual salary, bonus and/or benefits as in effect immediately prior to a change in control or as the same may be increased from time to time thereafter, or the failure to grant periodic increases in the executive officer's base annual salary on a basis at least substantially comparable to the lowest periodic increase granted to other officers of the Company having the title of senior vice president or above, or (iv) any purported termination of the executive officer's employment with the Company when "cause" (as defined in this Agreement) for such termination does not exist, or (v) a relocation of the executive officer's workplace outside of Chester County, Pennsylvania.

Supplemental Executive Retirement Plan for President & Chief Executive Officer and Chief Financial Officer

        On October 25, 2017, the Board of Directors of the Corporation approved, and DNB entered into, separate Supplemental Executive Retirement Plans with William J. Hieb, DNB's President and Chief Executive Officer, and Gerald F. Sopp, DNB's Executive Vice President, Chief Financial Officer and Secretary (each, a "SERP," and collectively, the "SERPs"). The SERPs contain identical terms. Accordingly, each of Mr. Hieb and Mr. Sopp shall be referred to as the "Executive" below.

        Pursuant to the SERP, in the event that the Executive remains continuously employed by DNB until his 67th birthday, DNB shall pay to him a monthly retirement benefit for 180 months commencing on the first day of the first month following his 67th birthday. The monthly retirement benefit will be 2.5% of the average of the sum of the Executive's base salary and cash bonuses paid to him during the three calendar years ending immediately prior to his 67th birthday, except that the base salary for any year shall never be less than the base salary in effect on October 25, 2017. The SERP provides that its adoption shall not constitute a contract of employment between DNB and the Executive.

        In the event of the Executive's death prior to the payment of all 180 monthly installments, the remaining installments shall be paid to his designated beneficiary or beneficiaries.

        The SERP also provides for payment under the following circumstances prior to the Executive's 67th birthday.

        If the Executive separates from service prior to age 67 for reasons other than cause, as defined below, or his death, DNB shall pay to him a monthly benefit equal to his vested percentage of the age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of his separation from service. These payments shall commence on the first day of the first month following his separation from service, unless payment must be deferred for six months pursuant to Section 409A of the Internal Revenue Code of 1986 (the "Code"), in which case they shall commence on the first day of the seventh month following his separation from service.

        The Executive's vested percentage shall be determined for all purposes under the SERP in accordance with the following chart, provided he remains continuously employed by DNB through the dates indicated:

Vesting Date	Vested Percentage
December 31, 2017	28%
December 31, 2018	40%
December 31, 2019	52%
December 31, 2020	64%
December 31, 2021	76%
December 31, 2022	88%
December 31, 2023	100%

        In the event of the Executive's disability prior to the commencement of benefits, DNB shall pay to him a lump sum amount equal to the present value of his vested percentage of the monthly age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of his death. Present value shall be determined by using a discount rate equal to the current accounting discount rate in effect at the time of his disability, with no discounting between the date of disability and age 67. This lump sum amount shall be paid on the first day of the month following the date of his disability.

        In the event of the Executive's death while in the employ of DNB but prior to the commencement of benefits, DNB shall pay to his designated beneficiary or beneficiaries a monthly benefit equal to his vested percentage of the age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of his death. These payments shall commence on the first day of the first month following his death.

        In the event of a change in control, as defined below, prior to the commencement of benefits, DNB shall pay to the Executive a lump sum amount equal to the present value of his age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of the change in control. Present value shall be determined by using a discount rate equal to the current accounting discount rate in effect at the time of the change in control, with no discounting between the date of the change in control and age 67. This lump sum amount shall be paid on the first day of the month following the date the change in control.

        In the event of the Executive's termination of employment with DNB for cause, all benefits otherwise payable under the SERP shall be forfeited.

        The SERP defines "cause" to mean conduct by determined by the Board to be personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by the Executive of his duties, or material breach of any material provision of the SERP. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of DNB; provided that any act or omission to act in reliance upon an approving opinion of counsel to DNB or counsel to the Executive shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, DNB shall have the burden of proof with regard to the acts or omissions and the standards prevailing in the banking industry.

        The SERP defines "change in control" as any one or more of the following four events with respect to DNB, provided that such event constitutes a change in ownership or effective control of DNB, or a change in the ownership of a substantial portion of its assets, within the meaning of Section 409A of the Code and as described in the Treasury Regulations promulgated thereunder:

  •
  a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor provision) as it may be amended from time to time;

  •
  any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or any "person" who on the date hereof is a director of officer of DNB, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB representing 25% or more of the combined voting power of DNB's then outstanding securities;

  •
  during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

  •
  the signing of a letter of intent or a formal acquisition or merger agreement between DNB, of the one part, and a third party which contemplates a transaction which would result in a change in control as described in (1), (2) or (3) above.

        The SERP may be amended or terminated only by written agreement between DNB and the Executive. To the extent permitted by Section 409A of the Code and the Treasury Regulations promulgated thereunder, upon termination of the SERP, the present value of the Executive's vested percentage of his age 67 benefit described above, or present value of the remaining installments if benefit payments have commenced, shall be paid to him in a lump sum. Present value shall be determined by using a discount rate equal to the accounting discount rate used by DNB in preparing its financial statements in effect at the time of Plan termination, and, in the case where benefits have not already commenced, with no discounting between the date of termination and age 67.

        The SERP shall be unfunded, with no assets of DNB segregated in trust or otherwise dedicated to pay benefits which may become due thereon.

DIRECTOR COMPENSATION

        The Corporation has compensated its directors for their services and expects to continue this practice. Information relating to the compensation of the Corporation's directors during 2017 is set forth below.

Name	Fees Earned or Paid ($)	Stock awards ($) (3)	Non-equity Incentive Plan Compensation ($)	Total ($) (1) (2)
James R. Biery	31,000	10,755	1,550	43,305
Thomas A. Fillippo	28,600	12,971	2,145	43,716
Gerard F. Griesser	24,800	12,971	2,480	40,251
William J. Hieb (2)	—	—	—	—
Mildred C. Joyner	34,325	12,971	2,574	49,870
James J. Koegel (4)	30,350	12,971	3,035	46,356
Mary D. Latoff	25,450	4,667	—	30,117
John F. McGill, Jr., Vice Chairman	26,333	4,667	—	31,000
Charles A. Murray	29,033	4,667	2,903	36,603
G. Daniel O'Donnell	22,400	4,667	—	27,067
James H. Thornton, Chairman	97,300	9,333	1,268	107,901
(1)
The column disclosing Non- qualified Deferred Compensation Earnings, Option awards, and All Other Compensation have been omitted from the table because no director earned any compensation during 2017 of a type required to be disclosed in this column. For aggregate numbers of stock awards and option awards outstanding at December 31, 2017, see the following table titled, "Outstanding Equity awards At Fiscal Year End Table—Directors."

(2)
Mr. Hieb received no compensation for his service on the Board of Directors. Compensation paid to Mr. Hieb is disclosed in the Executive Compensation—Summary Compensation Table on page 40.

(3)
Stock awards were granted under our Incentive Equity and Deferred Compensation Plan and the accompanying Deferred Compensation Plan for Directors. The amount reported in this column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year indicated in accordance with FASB ASC Topic 718. For a summary of the terms of these plans, see the description on page 48 of this Proxy.

(4)
Mr. Koegel pass away on January 6, 2018

        Directors receive periodic fees based on the following schedule:

Annual Fees:
Retainer (all members)	$20,000
Non-Employee Chairman	60,000
Equity Compensation (all members)	—
Committee Chairman:
Audit Committee	7,000
All Other Committees	5,000
Fee for a Director who Chairs more than one Committee	2,500
Per-Meeting Attendance Fees:
Board meetings (all members)	—
Committee meetings:
On-Site	600
Telephonic	300

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—DIRECTORS

        The following table sets forth information on outstanding options and stock awards held by Directors at December 31, 2017, including the number of shares underlying each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option awards (1)				Stock awards (2)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
James R. Biery	—	—	—	—	1,400	47,180
Thomas A. Fillippo	2,100	—	10.31	12/12/2018	1,400	47,180
Gerard F. Griesser	—	—	—	—	1,400	47,180
Mildred C. Joyner	2,100	—	10.31	12/12/2018	1,400	47,180
James J. Koegel (3)	2,100	—	10.31	12/12/2018	1,400	47,180
Mary D. Latoff	—	—	—	—	500	16,850
John F. McGill, Jr.	—	—	—	—	500	16,850
Charles A. Murray	—	—	—	—	500	16,850
G. Daniel O'Donnell	—	—	—	—	500	16,850
James H. Thornton	2,100	—	10.31	12/12/2018	1,900	64,030
(1)
The stock options reported in the column titled "Number of Securities Underlying Unexercised Options Exercisable" were granted under the Stock Option Plan as more fully described on page 48 of this Proxy and Note 14 of DNB's Form 10-K filed for the period ending December 31, 2017. Stock options granted by the plan were recorded at the date of award based on the aggregate grant date fair value of the option awards. Awards were amortized to expense over their respective vesting periods. DNB records compensation expense equal to the value of the shares being amortized.

(2)
The stock awards granted to each director were granted under the Corporation's Incentive Equity and Deferred Compensation Plan for Officers and Directors. Market value of shares is based on a $ 33.70 closing price as of December 31, 2017. For a summary of the terms of the Plan, see the description on page 48 of this Proxy.

(3)
Mr. Koegel pass away on January 6, 2018

Equity Compensation Plan Information

Stock Option Plan

        The Corporation's 1995 Stock Option Plan, which was amended and restated for a second time on April 25, 2012 (the "Stock Option Plan"), permits up to 793,368 shares to be issued upon the exercise of incentive and non-qualified stock options ("Stock Options") that the Board of Directors may grant to employees and Directors of the Corporation and the Bank. The Stock Option Plan may be administered by the Board of Directors or a Committee of the Board, and provides for immaculate cashless exercises of Stock Options and permits optionees to elect to have withholding taxes paid in shares of Common Stock. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed 10 years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed 5 years. The Stock Option Plan is set to expire on April 25, 2022 to the extent it is not further extended prior to such date.

Incentive Equity and Deferred Compensation Plan

        The Corporation's Incentive Equity and Deferred Compensation Plan (the "Omnibus Plan"), provides for grants of stock appreciation rights ("SARs"), restricted stock ("Restricted Stock") and unrestricted stock ("Unrestricted Stock") (awards of Restricted Stock and Unrestricted Stock are sometimes referred to as "Stock awards"), and provide for employees and directors to periodically elect to defer receipt of compensation from the Corporation ("Deferred Compensation") (these are sometimes referred to below as "awards"). Under the Incentive Equity and Deferred Compensation Plan (in this discussion sometimes referred to as the "Plan"), awards may be granted either alone or in addition to or in tandem with another award. The Board of Directors may amend or terminate the Incentive Equity and Deferred Compensation Plan, except as limited or prohibited by applicable law or regulations.

        The DNB board of directors approved on February 22, 2017 and the shareholder approval on April 25, 2017 to amend our Incentive Equity and Deferred Compensation Plan (adopted effective November 24, 2004, as amended May 5, 2009, as amended and restated April 26, 2017) to increase the aggregate number of shares of common stock available for issuance under the plan after the effective date of the amendment to 493,101 shares (as that number needs to be adjusted for recapitalizations and other transactions described in the plan). Currently applicable NASDAQ rules would permit awards of shares potentially over the next ten years through April 25, 2027, but would require another shareholder approval for awards after April 25, 2027.

        Under the Plan, Unrestricted Stock awards can be granted by the Board with or without conditions and may provide for an immediate or deferred transfer of shares to the participant; and Restricted Stock awards would be subject to such restrictions on transferability and risks of forfeiture as the Board may determine. If the participant terminates employment with the Corporation during the restriction period related to any Restricted Stock award, the shares of Common Stock subject to the restriction would be forfeited; however, the Board would have discretion to waive any restriction or forfeiture condition related to such shares of Common Stock. The Incentive Equity and Deferred Compensation Plan permits Stock awards qualifying as "performance-based compensation" under Section 162(m) of the Code to certain participants that qualify as "covered employees" under Section 162(m) of the Code. However, the Board of Directors does not anticipate granting any Stock awards qualifying as "performance-based compensation" under Section 162(m).

        The Plan permits participants to elect to defer receipt of all or any part of a participant's annual salary, bonus, director's fees, or (subject to Board discretion) Common Stock or cash deliverable pursuant to a Stock Option or an award. Elections as to salary and bonus could only be made annually. The Corporation would establish a special ledger account ("Deferred Compensation Account") on the books of the Corporation for each electing participant. The Corporation may establish one or more trusts to fund deferred compensation obligations under the Incentive Equity and Deferred Compensation Plan. The accounts of multiple participants may be held under a single trust but in such event each account would be separately maintained and segregated from each other account.

        Except in the case of financial hardship, a participant would not receive a distribution, in either a lump sum or in annual installments over a period of up to 10 years as specified by the participant, from his or her Deferred Compensation Account until the earlier of (1) termination of the participant's employment or directorship with the Corporation, or (2) the death or legal incapacitation of the participant, a "change in control" of the Corporation (as finally defined in any Supplemental Equity Compensation Plan as may be adopted). In addition, a director may, subject to certain restrictions, specify an age to receive distributions of the director's Deferred Compensation Account. The Board of Directors would have authority, in its sole discretion, to allow an early distribution from a participant's Deferred Compensation Account in the event of severe financial hardship due to the sudden illness of the participant or a participant's family member, or the loss of the participant's property due to casualty or other extraordinary circumstance.

Deferred Compensation Plans for Officers and Directors

        Under the Omnibus Plan, DNB has also established the Deferred Compensation Plan for Directors of DNB Financial Corporation adopted effective October 1, 2006 (the "Directors Plan") and the DNB Financial Corporation Deferred Compensation Plan adopted effective October 1, 2006 (the "Officers Plan") (individually, a "Plan" and collectively, "Plans").

        The Directors Plan permits a non-employee director of DNB or any of its direct or indirect subsidiaries to defer all or a portion of the compensation payable to the director for his or her services as a member of the board of DNB or a subsidiary and committees thereof. The Officers Plan permits an eligible officer to elect to defer up to fifty percent (50%) of the regular salary otherwise payable to the eligible officer and all or a portion of any annual or other periodic bonus otherwise payable to the eligible officer. The Omnibus Plan contains provisions governing the Directors Plan and the Officers Plan, which are subject to the Omnibus Plan except to the extent they provide otherwise.

        Pursuant to the applicable Plans, DNB will provide eligible officers and non-employee directors the opportunity to enter into agreements for the deferral of a specified percentage of their annual compensation and/or bonus award. The obligations of DNB to pay compensation that is deferred under the Plans, which are called Deferred Compensation Obligations in the registration statement, will be unsecured general obligations of DNB to pay the deferred compensation in the future in accordance with the terms of the applicable Plans, and will rank pari passu with other unsecured and unsubordinated indebtedness of DNB, from time to time outstanding. There is no trading market for the Deferred Compensation Obligations. The Deferred Compensation Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under any of the Plans will be null and void. The Deferred Compensation Obligations are not convertible into any other security of DNB. The amount of compensation to be deferred by each participating officer or non-employee director, and hence the amount of the Deferred Compensation Obligations owed to each participant and to participants in the aggregate will be determined in accordance with the Plans based on elections to be made in the future by each participant.

        The Plans require that amounts credited to an eligible director's deferred compensation account must be payable no later than the earlier of: (i) the date as of which the director separates from service with DNB, within the meaning of Section 409A of the Code; or (ii) the director's attainment of age 75. The Plans require that amounts credited to an eligible officer's deferred compensation account must be payable no later than the date as of which the officer separates from service with DNB. Subject to these requirements, a participant may designate an earlier distribution date at the time he or she elects to defer compensation. This earlier distribution date may be either (a) the director's or officer's attainment of a specified age or (b) a specified date. A single designation must apply to the entire balance of the participant's deferred compensation account.

        While the Plans permit a participant to change this earlier distribution date from time to time, the new early distribution date a participant selects in any change cannot be less than 12 months after the date the participant makes that change, and the first payment as a result of the new designation cannot be made earlier than five (5) years after the date the first payment would have been made before the participant changed the early distribution date.

        A participant may elect to have distributions made from his or her deferred compensation account in the form of a lump sum, or in annual installments for a period of up to ten (10) years. The first distribution payment is to be made on or about January 15 of the calendar year following the calendar year in which the distribution event occurs.

        Each participant has the right to designate one or more persons as beneficiary to receive the balance of the participant's deferred compensation account on the participant's death. A participant may, from time to time, revoke or change the beneficiary designation by filing a new designation with DNB. The last designation received by DNB in accordance with the applicable Plans will be controlling as long as DNB receives it prior to the participant's death. If no beneficiary designation is in effect at the death of a participant, or if no designated beneficiary survives the participant, the balance of the participant's deferred compensation account will be made to the participant's estate.

        All elections and designations must be made in accordance with the terms of the respective Plans.

        The Plans permit the board of directors or administering committee to authorize distribution of all or a portion of a participant's deferred compensation account in advance of the elected deferral date upon request of the participant if the board of directors or administering committee determines that the participant has experienced an unforeseeable emergency, within the meaning of Section 409A of the Internal Revenue Code.

Retirement Plans

Pension Plan

        The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Pension Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for 1 year and have attained 21 years of age. The Pension Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly base salary, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest 5 consecutive years of their last 10 years of service.

        Effective December 31, 2003, the Bank amended its Pension Plan so that no participants will earn additional benefits under the Pension Plan after December 31, 2003. As a result of this amendment, no further service or compensation was credited under the Pension Plan after December 31, 2003. The Pension Plan, although frozen, will continue to provide benefit payments and employees can still earn vested credits until retirement, although as of December 31, 2017, there were no participants that were not already 100% vested.

        During 2018, the Bank anticipates making contributions totaling $108,000 to the Pension Plan for the 2017 Plan Year. The benefits listed in the table below are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Pension Plan for their joint lives.

        The following table shows the estimated annual retirement benefit payable pursuant to the Pension Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last 5 years of employment and whose benefit will be paid for the remainder of their life.

	Amount of Annual Retirement Benefit with Credited Service of:
Average Annual Earnings	10 Years	20 Years	30 Years	40 Years
$25,000	$3,750	$7,500	$11,250	$15,000
50,000	7,500	15,000	22,500	30,000
75,000	11,250	22,500	33,750	45,000
100,000	15,000	30,000	45,000	60,000
125,000	18,750	37,500	56,250	75,000
150,000	22,500	45,000	67,500	90,000
175,000	26,250	52,500	78,750	105,000
200,000	30,000	60,000	90,000	120,000

401(k) Retirement Savings and Profit Sharing Plan

        During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 401(k) of the Internal Revenue Code of 1986. Prior to January 1, 2004, employees became eligible to participate after 6 months of service, and would thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. Effective January 1, 2004, employees were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. Effective July 1, 2005 all employees, with the exception of on-call employees, were eligible to participate in the plan immediately after hire and regardless of the hours they were employed in any year. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59.5, dies or becomes permanently disabled.

        Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. Effective July 1, 2007, the Bank amended the plan to allow after-tax contributions to be made as well. The contributions are subject to the same limitations. The Bank made matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation from the inception of the plan until December 31, 2008. Effective January 1, 2018, management indicated that it would evaluate discretionary matching contributions each quarter based upon DNB's financial performance. There were no matching contributions to the 401(k) plan in 2017.

        In 2004, the Bank added a profit-sharing feature to the retirement savings plan under which it began making contributions in 2005 for the 2004 plan year equal to 3% of eligible participants' W-2 wages. Under this feature of the plan, employees are immediately eligible for benefits and will be 100% vested after 3 years of service. In order to be credited with the profit-sharing contribution for any year, an employee must be employed on the last day of the plan year. On January 1, 2005, the Bank adopted a safe harbor provision for the plan which requires a 3% qualified non-elective contribution to be made to any employee with wages in the current year. Vesting in these qualified non-elective contributions is 100% at all times. The amount of this contribution in 2017 was $375,571.

Insurance

        All eligible full-time employees of the Bank are covered as a group by medical insurance, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plan for employees with the exception of the medical insurance and the prescription drug plan, in which there is cost sharing and/or a co-payment required by the employees.

 CERTAIN TRANSACTIONS WITH RELATED PERSONS

        Some of our directors and executive officers, members of their immediate families and the companies with which they are associated were our customers and had banking transactions with us in the ordinary course of our business during 2017. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In our opinion, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features.

        Our Related Party Transaction Policy requires our Nominating & Corporate Governance Committee to approve certain related party transactions. Our procedures for related party transactions require the Nominating &Corporate Governance Committee's review and approval of related party transactions other than excepted transactions and preapproved transactions. Transactions available to all employees generally and transactions involving less than $120,000 when aggregated with all similar transactions in any calendar year are excepted transactions. The following types of transactions are preapproved transactions:

  •
  Compensation payable to directors or officers if reportable under Item 402 of the SEC's Regulation S-K;

  •
  Employment of executive officers;

  •
  Transactions with another company (including charitable contributions, grants or endowments to a charitable organization) at which a related person's only relationship is as an employee (other than executive officer), director or less than 10% owner, if the aggregate amount involved does not exceed $120,000 or 5% of that company's total revenues; and

  •
  Routine banking relationships that otherwise comply with banking laws and regulations

        The Nominating and Corporate Governance Committee is to apply the following factors, among others, to the extent relevant to the Related Party Transaction:

  •
  Whether the terms of the Related Party Transaction are fair to the Company and would apply on the same basis if the transaction did not involve a Related Party;

  •
  Whether there are any compelling business reasons for the Company to enter into the Related Party Transaction and the nature of alternative transactions, if any;

  •
  Whether the Related Party Transaction would impair the independence of an otherwise independent director or nominee for director;

  •
  Whether the Company was notified about the Related Party Transaction before its commencement and if not, why pre-approval was not sought and whether subsequent ratification would be detrimental to the Company; and

  •
  Whether the Related Party Transaction would present an improper conflict of interest for any director, nominee for director or Executive Officer of the Company, taking into account the size of the transaction, the overall financial position of the director or nominee

        No transaction with a related party involved amounts in excess of 5% of the Corporation's consolidated gross revenues during 2017 or, if applicable, more than 5% of the other entity's consolidated gross revenues for its last full fiscal year (with the exception of the Agreement of Lease between the Bank and Headwaters Associates, as described below), nor was the Corporation indebted to any of the foregoing persons or entities in an aggregate amount in excess of 5% of the Corporation's total consolidated assets at December 31, 2017. Additional transactions with such persons and entities may be expected to take place in the ordinary course of business in the future.

        The Bank leases 17,505 square feet of branch and office space at 2 North Church Street in the central business district of West Chester, Pennsylvania pursuant to an Agreement of Lease, dated February 10,

2005, as amended by a First Addendum dated November 15, 2005, a Second Addendum dated May 25, 2006, a Third Addendum dated June 9, 2010, a Fourth Addendum dated June 30, 2013, a Fifth Addendum dated September 1, 2015 and an Amended and Restated Agreement of Lease dated September 21, 2016 (collectively, the "Lease"). The lease is with Headwaters Associates ("Headwaters"), a Pennsylvania general partnership for which William S. Latoff (who passed away on January 11, 2016), the Company's former Chairman of the Board and Chief Executive Officer until the time of his death, was one of two general partners. Mary D. Latoff, a director, was the Executrix for The Estate of William S. Latoff, and in her role as Executrix, had the sole investment power with respect to the portion of Headwaters owned by the Estate from January 11, 2016 to December 31, 2016. Ms. Latoff became one of two general partners of Headwaters on January 1, 2017. The Amended and Restated Agreement dated September 21, 2016 provides for a lease of 8,361 square feet of additional space on the second and third floors. Pursuant to the terms of the Lease, the Bank paid Headwaters an aggregate of $530,000 in 2017, and $303,000 in 2016. As a general partner Headwaters, received $265,000 and $151,000 in 2017 and 2016, respectively, as a result of the lease. In 2016, the amount paid by the Bank and received by Headwaters, was substantially less than the amounts paid and received in 2017, as a result of fire and water damage that occurred during the second quarter of 2015 that rendered the building uninhabitable during the last seven months of 2015 and the first quarter of 2016. Rent is subject to increase annually as set forth in the Lease. The Lease expires on June 30, 2023 unless extended or sooner terminated. Due to the personal interest of Mr. Latoff, the Audit Committee and its Chairman commissioned an independent lease evaluation in 2005 comparing and contrasting this site to other sites then-currently available as well as those proposed to be constructed within 12 to 18 months thereafter. The conclusion of that evaluation was that 2 North Church Street is superior to those other opportunities as to availability, location and price. The Audit Committee reached the conclusion that the proposed terms and conditions of the lease were more favorable to the Bank than would otherwise be available in the marketplace and that the site and its availability were also superior.

        There are no material pending legal proceedings to which any director, officer or affiliate of the Corporation, or any owner of record or beneficially of more than 5% of any class of voting securities of the Corporation, or any "associate" (as defined in SEC Rule 14a-1) of any director, officer or affiliate of the Corporation or 5% security holder is a party adverse to the Corporation or any of its subsidiaries.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        A proposal will be presented at the annual meeting to ratify the appointment by the Board of Directors, on February 28, 2018, of BDO USA, LLP ("BDO") as the Corporation's independent registered public accounting firm for 2018. BDO served as the Corporation's independent registered public accounting firm in 2016 and 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2017 and December 31, 2016 by the Corporation's independent registered public accounting firm.

	December 31
	2017		2016
Audit Fees	$247,000		$251,000
Audit-Related Fees	—		—
Tax Fees	83,500	(b)	26,629	(b)
All Other Fees	—		—

	$330,500		$277,629
(a)
Includes fees for services reasonably performed by the Corporation's independent registered public accounting firm for services such as statutory and regulatory reports and filings.

(b)
Includes fees for services related to tax compliance and tax planning. The fees paid in 2017 also included services provided in conjunction with DNB's acquisition of East River Bank.

        The Corporation's Audit Committee has adopted a policy requiring that, before the Corporation's independent registered public accounting firm is engaged by the Corporation or any of its subsidiaries to render audit or non-audit services, the engagement must be approved by the Corporation's Audit Committee. All audit and non-audit services performed by BDO in 2017 and 2016 were approved by the Audit Committee.

        During the Corporation's fiscal years ended December 31, 2017 and 2016, the Corporation's independent registered public accounting firm, BDO did not perform any services other than the audit of the registrant's annual financial statements (including the services identified in footnote (a) and (b) to the table above) and review of financial statements included in the registrant's Form 10-Q reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or the foregoing engagements for those fiscal years. BDO has advised the Corporation that none of the hours expended on the audit engagement during the Corporation's fiscal year ending December 31, 2017 were attributed to work performed by persons other than full-time, permanent employees of their company.

        Representatives of BDO will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions presented at the meeting.

        In the event the selection of BDO is not ratified by the affirmative vote of a majority of the shares of common stock represented at the annual meeting, the appointment of the Corporation's independent registered public accounting firm will be reconsidered by the Audit Committee and the Board.

        Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR Proposal 3 to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Corporation.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE CORPORATION.

Audit Committee and Audit Committee Report

        In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee and the Report of the Audit Committee shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is composed of five directors and operates under a written charter approved by the Audit Committee and the Corporation's Board of Directors. The duties of the Audit Committee are summarized in this proxy statement under "Information about the Board of Directors" on page 13 and are more fully described in the Audit Committee Charter that can be found at http://investors.dnbfirst.com. Management is responsible for the Corporation's internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation's independent registered public accounting firm is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibilities include monitoring and overseeing these processes.

        In this context, the Audit Committee reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2017 (the "Audited Financial Statements") with management and the Corporation's independent registered public accounting firm for 2017, BDO USA, LLP (the "Auditor"). The Audit Committee also discussed with the Auditor the matters required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees) (formerly Auditing Standard No. 16).

        The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent registered public accounting firm's independence.

        The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

        Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation's Annual Report to shareholders for the year ended December 31, 2017.

        In addition, the Audit Committee recommended that the Board of Directors appoint BDO USA, LLP as the Corporation's independent registered public accounting firm for 2018, subject to ratification by the Corporation's shareholders.

Respectfully Submitted,
James H. Thornton, Chairman Peter R. Barsz James R. Biery Mildred C. Joyner Charles A. Murray

Annual Report to Shareholders

        A copy of our 2017 Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The 2017 Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Transaction of Other Business

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2018 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

        Whether or not you intend to be present at this annual meeting, you are urged to return your proxy promptly. If you are present at this annual meeting and wish to vote your shares in person, your proxy may be revoked upon request.

        A COPY OF THE CORPORATION'S FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2017 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD ON THE RECORD DATE UPON WRITTEN REQUEST TO GERALD F. SOPP, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY GOING TO HTTPS://WWW.INVESTORVOTE.COM/DNBF OR BY CONTACTING MR. SOPP AT 484-359-3138 OR GSOPP@DNBFIRST.COM.

BY ORDER OF THE BOARD OF DIRECTORS,

Gerald F. Sopp, Corporate Secretary

Downingtown, Pennsylvania
March 23, 2018

IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY ALSO VOTE BY TELEPHONE OR ELECTRONICALLY VIA THE INTERNET.

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 25, 2018. Vote by Internet • Go to www.investorvote.com/DNBF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all nominees listed, FOR Proposals 2 and 3. + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Peter R. Barsz 02 - James R. Biery 03 - Thomas A. Fillippo 04 - G. Daniel O’Donnell For Against Abstain ForAgainst Abstain 2. An advisory (non binding) “Say On Pay” resolution to approve executive officer compensation. 3. To ratify the appointment of BDO USA, LLP as the registered public accounting firm for the fiscal year ending December 31, 2018. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02RHBB Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting of Shareholders 2018 Annual Meeting of DNB Financial Corporation Shareholders Wednesday, April 25, 2018 10:00 a.m. Local Time Downingtown Country Club 85 Country Club Drive, Downingtown, PA 19335 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — DNB Financial Corporation Notice of 2018 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting – Wednesday, April 25, 2018 Joseph Dellavecchia, A. Joseph Rubino and Charles E. Swope, Jr. or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of DNB Financial Corporation to be held on Wednesday, April 25, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)